Filed with the Securities and Exchange Commission on February 15, 2024.

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITABLE FINANCIAL LIFE INSURANCE

COMPANY OF AMERICA

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

ARIZONA

(STATE OR OTHER JURISDICTION OF

INCORPORATION OR ORGANIZATION)

86-0222062

(I. R. S. EMPLOYER IDENTIFICATION NUMBER)

8501 IBM DRIVE, SUITE 150,

CHARLOTTE, NC 28262-4333

(212) 554-1234

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,

INCLUDING AREA CODE, OF REGISTRAT’S PRINCIPAL EXECUTIVE OFFICES)

ALFRED AYENSU-GHARTEY

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

8501 IBM DRIVE, SUITE 150,

CHARLOTTE, NC 28262-4333

(212) 554-1234

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,

INCLUDING AREA CODE, OF AGENT FOR SERVICE)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement No. 333-265009. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”,“smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	☒	Smaller reporting company	[ ]

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Market Stabilizer Option® II Issued by Equitable Financial Life Insurance Company and Equitable Financial Life Insurance Company of America

Prospectus dated May 1, 2024

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your policy. Also, this Prospectus must be read along with the variable life insurance policy prospectus. This Prospectus is in addition to the variable life insurance policy prospectus and all information in the variable life insurance policy prospectus continues to apply unless addressed by this Prospectus.

What is the Market Stabilizer Option® II?

The Market Stabilizer Option® II (“MSO”) is an index-linked investment option available as a rider under certain variable flexible premium universal life policies issued by Equitable Financial Life Insurance Company and Equitable Financial Life Insurance Company of America (the “Company”, “we”, “our” and “us”). The MSO permits you to invest in one or more Segments, each of which provides performance tied to the performance of an Index for a set period (one year).

Terms of the MSO

•	The Segments provide for participation in the performance of the S&P 500 Price Return Index, which excludes dividends (the “Index”), generally up to the applicable Growth Cap Rate that we set on the Segment Start Date. Participation in the Index is further limited by the Participation Rate that we establish for each Indexed Option.

•	The Growth Cap Rate for each Segment is set at the Company’s sole discretion and the Growth Cap Rate will not change during a Segment Term. The Company will not open a Segment with a Growth Cap Rate below the applicable minimum Growth Cap Rate.

•	Our minimum Growth Cap Rate for 1 year Standard Segments is 4.25% for a -20% buffer, 4.5% for a -15% buffer and 5% for a -10% buffer. Our minimum Growth Cap Rate for Step Up Segments is 4.5%. Our minimum Growth Cap Rate for Dual Direction Segments is 4.5%.

•	We set a Participation Rate for each Indexed Option. This percentage limits the amount of Index-Linked Rate of Return that we will apply on the Segment Maturity Date.

•	The Participation Rate is guaranteed for the life of each Indexed Option. We may offer Indexed Options in the future that could have a lower Participation Rate, but we will always offer a Participation Rate that is at least 50%.

•	The extent of the downside protection at Segment maturity, also referred to as the Segment Buffer, varies by Segment, ranging from the first 10% to 20% of loss.

•	We will always offer a Segment Buffer that protects at least the first 10% of loss.

•	On the Segment Maturity Date, we will apply the Index-Linked Rate of Return to the Segment Account Value based on the performance of the Index. The total amount earned on an investment in a Segment of the MSO is only applied at Segment maturity.
•	If you take an Early Distribution (including a requested partial withdrawal, loan payment, surrender, payment of charges, or exercise of certain riders) from a Segment on any date prior to Segment maturity, we apply the Segment Interim Value, which reflects an Early Distribution Adjustment, and calculate the value of the Segment as described in Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments.” The amount received may be less than the amount invested and may be less than the amount you would receive had you held the investment until Segment Maturity. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, increases in interest rates, and by poor Index performance.

•	The Index-Linked Rate of Return will be applied at the end of the period (your Segment Term) on the Segment Maturity Date and only to amounts remaining within the Segment until the Segment Maturity Date. The Index-Linked Rate of Return will not be applied before the Segment Maturity Date.

•	The Index-Linked Return is calculated from the Index-Linked Rate of Return and could be positive, zero or in certain circumstances, negative as described below. You could experience an 80-90% loss of principal and previously credited interest due to negative Index performance, depending on the Indexed Option selected. This could happen, for example, if there was a 100% decline in the S&P 500 Price Return Index. Therefore, there is the possibility of a negative return on this investment at the end of your Segment Term, which may result in a significant loss of principal and previously credited interest. The risk of loss can be greater if you take an Early Distribution.

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The policies are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal and previously credited interest.

EVM-63-22 (5/24)	Cat # 164382 (5/24)
NB/IF - COIL IS (Series 162) (EFLIC only); Equitable Advantage, VUL Legacy, VUL Optimizer (EFLIC/EFLOA)	#511745

Please note that amounts that are removed from a Segment prior to the Segment Maturity Date will not be credited with the full extent of any positive Index performance. Even when the Index performance has been positive, any Early Distributions may cause you to lose some principal and previously credited interest. Please see “Early Distribution Adjustment” in this Prospectus.

•	Although under the variable life insurance policy, we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options, there are no transfer charges for transfers into or out of the MSO Holding Accounts. Please note that once Policy Account Value has been swept from an MSO Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date will not be permitted.

•	Any Early Distribution Adjustment that is made may cause you to lose up to 90% of principal and previously credited interest due to negative performance or increased volatility of the Index through the Segment Interim Value calculation, as explained in Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments”. Therefore you should carefully consider whether to make such distributions and/or maintain enough value in your Guaranteed Interest Option (“GIO”) and/or variable investment options to cover your monthly deductions. As described in this Prospectus, we will attempt to maintain a reserve (Charge Reserve Amount) to cover your monthly deductions, but it is possible that the Charge Reserve Amount will be insufficient to cover your monthly deductions.

•	The Company’s obligations under the MSO are subject to its creditworthiness and claims paying ability.

•	Index-linked investment options such as those available under MSO are complex insurance and investment options, and you should speak with a financial professional about the MSO’s features, benefits, risks, and fees, and whether the MSO is appropriate for you based upon your financial situation and objectives.

These are only some of the terms associated with the Market Stabilizer Option® II. Please read this Prospectus for more details about the Market Stabilizer Option® II. Also, this Prospectus must be read along with the variable life insurance policy prospectus and policy rider for this option. Please refer to page 6 of this Prospectus for a Definitions section that discusses these and other terms associated with the Market Stabilizer Option® II. Please refer to page 13 of this Prospectus for a discussion of risk factors.

The Market Stabilizer Option® II is available only under certain variable life insurance policies that we offer and may not be available through your financial professional.

Other policies. We offer a variety of fixed and variable life insurance policies which offer policy features, including investment options, that are different from those offered by this Prospectus. Not every policy or feature is offered through your financial professional. You can contact us to find out more about any other insurance policy.

Contents of this Prospectus

Market Stabilizer Option® II

When we address the reader of this Prospectus with words such as “you” and “your,” we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the policy owner.

Effect of your death on the MSO	27
About Separate Account No. 67	28
About Separate Account LIO	28

6. Distribution of the policy	29

7. Incorporation of certain documents by reference	30

Appendices	31

Examples of Segment Interim Values and Early Distribution Adjustments	31

Index Publishers	44

The Company

Equitable Financial Life Insurance Company of America is an Arizona stock life insurance corporation organized in 1969 with an administrative office located at 8501 IBM Drive, Suite 150 - Life Operations, Charlotte, NC 28262-4333. Equitable Financial Life Insurance Company is a New York stock life insurance corporation doing business since 1859 with its home office located at 1345 Avenue of the Americas, New York, NY 10105. We are indirect wholly owned subsidiaries of Equitable Holdings, Inc.

We are licensed to sell life insurance and annuities in all fifty states (except Equitable Financial Life Insurance Company of America is not licensed in the state of New York), the District of Columbia, Puerto Rico and the U.S. Virgin Islands. No other company has any legal responsibility to pay amounts that the Company owes under the policies. The Company is solely responsible for paying all amounts owed to you under the policy.

How to reach us

Please refer to the “How to reach us” section of the variable life insurance policy prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the MSO and any MSO transactions.

1. Definitions

Business Day — Generally, a business day is any day the New York Stock Exchange is open for trading. If the New York Stock Exchange is not open for trading or if the Index value is, for any other reason, not published on the Segment Start Date or a Segment Maturity Date, the value of the Index will be determined as of the end of the most recent preceding business day for which the Index value is published.

Cash Surrender Value — The cash surrender value is equal to your Policy Account Value minus any surrender charges that are in effect under your variable life insurance policy subject to any Early Distribution Adjustment.

Charge Reserve Amount — A minimum amount of Policy Account Value in the Guaranteed Interest Option (“GIO”) that is required to begin a new Segment on the Segment Start Date in order to approximately cover all of the estimated monthly charges for the policy including, but not limited to, the policy’s monthly cost of insurance charge, the policy’s monthly administrative charge, the policy’s monthly mortality and expense charge, the MSO’s monthly Variable Index Segment Account Charge and any monthly optional rider charges, (please see “Charges” in this Prospectus for more information) during the Segment Term.

Company — Refers to Equitable Financial Life Insurance Company of America (“Equitable America”) or Equitable Financial Life Insurance Company (“Equitable Financial”). The terms “we”, “us”, and “our” are also used to identify the issuing Company. Equitable America does not do business or issue policies in the state of New York. Generally, Equitable America will issue policies in all states except New York and Puerto Rico and Equitable Financial will issue policies in New York and Puerto Rico. However, if any selling agent is an Equitable Advisors financial professional whose business address is in the state of New York, the issuing Company will be Equitable Financial, even if the policy is issued in a state other than New York.

Dual Direction Segment — Any Segment belonging to an Indexed Option whose name includes “Dual Direction.” If the Index Performance Rate multiplied by the Participation Rate exceeds the Segment’s Growth Cap Rate, then the Segment’s Index-Linked Rate of Return will be equal to the Growth Cap Rate. If the Index Performance Rate multiplied by the Participation Rate is between the Growth Cap Rate and the Segment Buffer inclusive of both, then the Index-Linked Rate of Return will be equal to the absolute value of the Index Performance Rate multiplied by the Participation Rate. If the Index Performance Rate multiplied by the Participation Rate is negative and below the Segment Buffer, then the Index-Linked Rate of Return will be equal to the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer.

Early Distribution — A requested partial withdrawal, loan payment, surrender, deduction for monthly charges (if amounts are not available from the variable investment options or GIO) or other distribution from a Segment, made prior to the Segment Maturity Date. Such other distributions would include any distributions from the policy that we deem necessary to continue to qualify the policy as life insurance under applicable tax law, any unpaid loan interest, or any distribution in connection with the exercise of a rider available under your policy. Payment of death benefit proceeds is not an Early Distribution.

Early Distribution Adjustment (“EDA”) (also referred to in your policy as “Segment Market Value Adjustment”) — An adjustment that we make to your Segment Account Value, in the event of an Early Distribution, through the Segment Interim Value calculation. An EDA may be positive, negative or zero. An EDA that is made may cause you to lose principal and previously credited interest through the application of a fair value factor, which estimates the market value, at the time of an Early Distribution, of the financial instruments representing our obligation to provide your Segment Maturity Value on the Segment Maturity Date, and any potential loss could be substantial. The EDA may result in a reduction in your Segment Account Value and your other policy values. Therefore, you should give careful consideration before taking any early loan, partial withdrawal or surrender, or allowing the value in your other investment options to fall so low that we must make any monthly deduction from a Segment. Please see “Early Distribution Adjustment” in this Prospectus for more information.

Growth Cap Rate — Generally, the maximum rate of return that will be applied to a Segment Account Value. The Growth Cap Rate is set for each Segment on the Segment Start Date. While the Growth Cap Rate is set at the Company’s sole discretion, the Growth Cap Rate will not change during a Segment Term. For Standard Segments the Growth Cap Rate is the highest Index-Linked Rate of Return that can be credited on a Segment Maturity Date. For Step Up Segments the Growth Cap Rate is the highest Index-Linked Rate of Return that can be credited on a Segment Maturity Date and the Index-Linked Rate of Return will equal the Growth Cap Rate for a Segment if the Index Performance Rate multiplied by the Participation Rate is greater than or equal to zero for that Segment. For Dual Direction Segments the Growth Cap Rate is the highest Index-Linked Rate of Return for positive Index performance. The Growth Cap Rate is not an annual rate of return.

Index — The S&P 500 Price Return Index, which is the S&P 500 Index excluding dividends. The S&P 500 Price Return Index includes 500 leading companies in leading industries in the U.S. economy.

Index Performance Rate (also referred to in your policy as “Segment Index Performance Rate”) — The Index Performance Rate measures the percentage change in the Index during a Segment Term for each Segment. If the current index is discontinued or if the calculation of the current index is substantially changed, we reserve the right to substitute an alternative index. We also reserve the right to choose an alternative index at our discretion. Please see “Change in Index” for more information.

The Index Performance Rate is calculated by ((b) divided by (a)) minus one, where:

(a)	is the value of the Index at the close of business on the Segment Start Date, and

(b)	is the value of the Index at the close of business on the Segment Maturity Date.

We determine the value of the Index at the close of business, which is the end of a business day.

Indexed Option — Comprises all Segments subject to the same index, Index-Linked Rate of Return calculation methodology, number of years in a Segment Term, Segment Buffer, and Participation Rate. Each Indexed Option has its own corresponding MSO Holding Account.

Index-Linked Rate of Return (also referred to in your policy as ”Segment Index-Linked Rate of Return”) — The rate of return earned by a Segment as calculated on the Segment Maturity Date. The Index-Linked Rate of Return is calculated differently for different Indexed Options. Please see the chart under “Index-Linked Return” for more information.

Index-Linked Return (also referred to in your policy as “Segment Index-Linked Return”) — The amount that is applied to the Segment Account Value on the Segment Maturity Date that is equal to that Segment’s Index-Linked Rate of Return multiplied by the Segment Account Value on the Segment Maturity Date. The Index-Linked Return may be positive, negative or zero.

Initial Segment Account — The amount initially transferred to a Segment from an MSO Holding Account on its Segment Start Date.

Lockout Period — A 12-month period where you will not be permitted to allocate premiums, transfers (including automatic transfers), and loan repayments to the MSO. We may establish a Lockout Period on your policy if we become aware of partial withdrawal or policy loan behavior that we believe would be disruptive to our investment strategy for providing Indexed Option benefits or result in significantly increased transaction or administrative costs. In addition, we may establish a Lockout Period if we become aware of behavior that involves the subsequent allocation of those amounts as net premiums or loan repayments into other Segments within a 12-month period or other behavior that appears to be evading our transfer restrictions. This could occur, for example, if we see a pattern of withdrawals and subsequent reallocation to the MSO.

Any such Lockout Period would be imposed in a uniform manner on all policies meeting specific criteria which we would establish in advance.

MSO Holding Account (also referred to in your policy as “VIO Holding Account”) — An account that holds all premium and transfers, loan repayments and matured Segments allocated to an Indexed Option pending investment in a Segment. There is an MSO Holding Account for each Indexed Option. The MSO Holding Accounts are part of the EQ/Money Market variable investment option.

Net Cash Surrender Value — The net cash surrender value equals your cash surrender value, minus any outstanding loan and unpaid loan interest, minus any amount of your Policy Account Value that is “restricted” as a result of previously distributed terminal illness living benefits, and further reduced for any monthly benefit payments under the Long-Term Care ServicesSM Rider (if applicable).

Participation Rate — The Participation Rate is the percentage of the Index Performance Rate that we will use to determine the Index-Linked Rate of Return. The Participation Rate is currently 100%. The Company reserves the right to change the Participation Rate on new Indexed Options. We will always offer a Participation Rate that is at least 50%.

Policy Account Value — Your “Policy Account Value” is the total of (i) your amounts in our variable investment options, (ii) your amounts in our Guaranteed Interest Option (which excludes amounts included in (iii)), (iii) any amounts that we are holding to secure policy loans that you have taken (including any interest on those amounts which has not yet been allocated to the investment options) and (iv) amounts in the MSO.

Segment — A specific Indexed Option, and for which we also specify a Segment Maturity Date and Growth Cap Rate.

Segment Account Value (also referred to in your policy as “Segment Account”) — The amount of an Initial Segment Account Value adjusted by any Early Distribution. The Segment Account Value is used in determining Policy Account Value, death benefits, and the net amount at risk for monthly cost of insurance calculations of the policy and the new policy face amount associated with a requested change in death benefit option, if permitted by your policy.

Segment Buffer (also referred to in your policy as “Segment Loss Absorption Threshold Rate”) — The portion of any negative Index Performance Rate that will be absorbed and not result in a reduction in the Segment Account Value on a Segment Maturity Date for a particular Segment.

Segment Interim Value (also referred to in your policy as “Segment Value”) — The Segment Account Value adjusted by the Early Distribution Adjustment. We only apply the Segment Interim Value if an Early Distribution is made, which may cause you to lose principal and previously credited interest, and that loss could be substantial. We determine the Segment Interim Value prior to the Segment Maturity Date, based on the estimated current value of financial instruments representing our obligation to provide your Segment Maturity

Value on the Segment Maturity Date. Our Segment Interim Value calculation methodology is on file with the insurance supervisory official of the jurisdiction in which this policy is delivered. Segment Interim Values may be greater than, less than, or equal to the corresponding Segment Account Values.

Segment Maturity Date — The date on which a Segment Term is completed and the Index-Linked Return for that Segment is applied to the Segment Account Value.

Segment Maturity Value — This is the Segment Account Value adjusted by the Index-Linked Return for that Segment on the Segment Maturity Date. If there were one or more Early Distributions before the Segment Maturity Date, this is the value of the remainder of your investment adjusted by the the Index-Linked Return on the Segment Maturity Date.

Segment Start Date — The Segment Start Date is the day on which a Segment is created.

Segment Term — The duration of a Segment. The Segment Term for each Segment begins on its Segment Start Date and ends on its Segment Maturity Date one year later. We are currently only offering Segment Terms of approximately one year. We may offer different durations in the future.

Standard Segment — Any Segment belonging to an Indexed Option whose name includes “Standard.” For Standard Segments the Index-Linked Rate of Return is equal to the Index Performance Rate multiplied by the Participation Rate, subject to the Growth Cap Rate and Segment Buffer. If the Index Performance Rate multiplied by the Participation Rate exceeds the Segment’s Growth Cap Rate, then the Segment’s Index-Linked Rate of Return will be equal to the Growth Cap Rate. If the Index Performance Rate multiplied by the Participation Rate is between zero and the Growth Cap Rate, inclusive of both, then the Segment’s Index-Linked Rate of Return will be equal to the Index Performance Rate multiplied by the Participation Rate. If the Index Performance Rate multiplied by the Participation Rate is between zero and the Segment Buffer, inclusive of both, then the Segment’s Index-Linked Rate of Return will be zero. If the Index Performance Rate multiplied by the Participation Rate is negative and below the Segment Buffer, then the Index-Linked Rate of Return will be equal to the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer.

Step Up Segment — Any Segment belonging to an Indexed Option whose name includes “Step Up.” For Step Up Segments the Index-Linked Rate of Return is equal to the Growth Cap Rate if the Index Performance Rate multiplied by the Participation Rate for that Segment is greater than or equal to zero on the Segment Maturity Date. If the Index Performance Rate multiplied by the Participation Rate is between zero and the Segment Buffer, then the Segment’s Index-Linked Rate of Return will be zero. If the Index Performance Rate multiplied by the Participation Rate is negative and below the Segment Buffer, then the Index-Linked Rate of Return will be equal to the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer.

2. Key Features of the MSO

•	The MSO permits you to invest in one or more Segments, each of which provides performance tied to the performance of an Index for a set period (one year). The Segments provide for participation in the performance of the Index.

•	We currently only offer Segment Terms of approximately one year. We may offer different durations in the future.

•	The Growth Cap Rate for each Segment is set at the Company’s sole discretion on or before the Segment Start Date. The Growth Cap Rate will not change during a Segment Term.

•	For the Standard Indexed Option with -10% Segment Buffer, the Growth Cap Rate will always be at least 5%. For the Standard Indexed Option with -15% Segment Buffer, the Growth Cap Rate will always be at least 4.5%. For the Standard Indexed Option with -20% Segment Buffer, the Growth Cap Rate will always be at least 4.25%. For the Step Up and Dual Direction Indexed Options, the Growth Cap Rate will always be at least 4.5%. In addition, for each Indexed Option, you may set a higher minimum Growth Cap Rate that is acceptable to you.

•	Each Segment’s Index-Linked Rate of Return is generally limited by its Growth Cap Rate and Participation Rate, which could cause your Segment’s Index-Linked Rate of Return to be lower than your investment rate of return would otherwise be if you invested in a mutual fund designed to track the performance of the applicable Index.

•	We set a Participation Rate for each Indexed Option. This percentage limits the amount of Index-Linked Rate of Return that we will apply on the Segment Maturity Date. For example, if the Participation Rate is 80% and the Index Performance Rate is 10%, then we start with 8% (80%x10%) rather than 10% when calculating the Index-Linked Rate of Return.

•	The Participation Rate is guaranteed for the life of each Indexed Option. We may offer Indexed Options in the future that could have a lower Participation Rate, but we will always offer a Participation Rate that is at least 50%.

•	The downside protection, or Segment Buffer, is -10%, -15%, or -20%, depending on the Indexed Option. If the Index has negative performance, you will not lose money unless the Index performance goes below -10%, -15%, or -20%. In that case, only the negative performance in excess of the Segment Buffer will be applied to the Segment Account Value. You bear the entire risk of loss of principal and previously credited interest for the portion of negative performance that exceeds the Segment Buffer. You could lose up to 90% of principal and any previously credited interest. This could happen, for example, if there was a 100% decline in the S&P 500 Price Return Index. We will always offer an Indexed Option with a Segment Buffer of at least -10%.

•	On the Segment Maturity Date, we will multiply the Index-Linked Rate of Return by the Segment Account Value.

•	If you take an Early Distribution before the Segment Maturity Date, we will apply the Segment Interim Value, which reflects an Early Distribution Adjustment, as described in Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments.”

•	An Early Distribution Adjustment could cause you to lose up to 90% of principal and previously credited interest due to negative performance or increased volatility of the Index even if the Index has experienced positive performance since the Segment Start Date. This could happen, for example, if there was a 100% decline in the S&P 500 Price Return Index.

•	The amount received may be less than the amount invested and may be less than the amount you would receive had you held the investment until the Segment Maturity Date. As a result, amounts subsequently paid upon surrender, loan, and partial withdrawal prior to the Segment Maturity Date may also be less.

•	Because of the Early Distribution Adjustment, a partial withdrawal could reduce the Segment Account Value by more than the dollar amount of the withdrawal.

•	If you take an Early Distribution, you may also forfeit any positive Index-Linked Return on the amount distributed that might otherwise have been credited on the Segment Maturity Date.

•	If you take an Early Distribution, you could be subject to surrender charges and tax consequences.

•	If you take an Early Distribution, there may not be enough value remaining to cover your monthly deductions.

•	The Segment Interim Value which is used to calculate the amount of the Early Distribution Adjustment upon an Early Distribution will generally be negatively affected by increases in the expected volatility of index prices, increases in interest rates, and by poor market performance.

•	Once Policy Account Value is in a Segment, you cannot transfer into or out of an active Segment prior to the Segment Maturity Date.

•	Under certain circumstances, we may establish a Lockout Period for 12 months on your policy, which is a 12-month period where you will not be permitted to allocate premiums, transfers (including automatic transfers), and loan repayments to the MSO. This could occur if we become aware of partial withdrawal or policy loan behavior that we believe would be disruptive to our investment strategy for providing Indexed Option benefits or result in significantly increased transaction or administrative costs. In addition, we could impose a Lockout Period if we become aware of behavior that involves the subsequent allocation of those amounts as net premiums or loan repayments into other Segments within a 12-month period or other behavior that appears to be evading our transfer restrictions. This could occur, for example, if we see a pattern of withdrawals and subsequent reallocation to the MSO.

•	Subject to the approval of the insurance supervisory official of the jurisdiction in which this policy is delivered, we reserve the right to substitute an alternative index on or before Segment Maturity if the publication of the Index is discontinued, if the calculation of the Index is substantially changed, or at our sole discretion, if we determine that our use of the Index should be discontinued because hedging instruments become difficult to acquire, the cost of hedging becomes excessive, the cost of the Index license becomes excessive, and/or the Index’s characteristics have changed substantially. A change in the Index may cause lower Growth Cap Rates to be offered for future Segments.

We would attempt to choose a broad-based market index with these characteristics as a substitute index:

•	similar risk profile and level of diversification as the replaced index;

•	similar widely followed benchmark tracking the overall U.S. stock market and economy;

•	similar representativeness of well-known, liquid, financially viable large-cap U.S. equities;

•	similar high total market capitalization of the index;

•	similar market availability and liquidity of index options or other financial derivatives;

•	similar reasonable costs of licensing and usage imposed by the owners of the substituted index.

Depending on future circumstances, it might not be feasible to select a substitute index meeting all of the above criteria, and the Company may also use alternative or additional reasonable selection criteria in the future.

If the Index were to be discontinued or substantially changed, prior to Segment Maturity, we may mature the Segments early based on the most recently available closing value of the Index before it is discontinued or changed. We will provide notice about maturing the Segment as soon as feasible. If we do not mature the Segments early, the most recently available closing value of the Index before it is discontinued or changed would be used to calculate performance from the Segment Start Date to the Index closing date and a comparable substitute Index will be used to calculate performance from the Index closing date to the Segment Maturity Date.

•	We reserve the right to suspend or terminate the contribution of premiums and/or transfers into one or more Indexed Options of the MSO.

•	We reserve the right to change the Segment Start Date and/or Segment Maturity Date, to change the frequency with which we offer new Segments, to stop offering new Segments, or to temporarily suspend offering new Segments for any Indexed Option. We also reserve the right to add new Indexed Options. We will notify you of any of the above actions we take.

•	Your Segment Maturity Value is not affected by the value of the Index on any date between the Segment Start Date and the Segment Maturity Date.

•	Because of the way the Index-Linked Rate of Return is calculated for Step Up Segments, when the Index Performance Rate is near zero, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Index-Linked Rate of Return. For example, assuming a 100% Participation Rate, if the Growth Cap Rate is 8.00% and the Index Performance Rate is 0.00% on the Segment Maturity Date, the Index-Linked Rate of Return would be 8.00%. However, if the Index Performance Rate had instead been -0.01% on the Segment Maturity Date the Index-Linked Rate of Return would be 0.00%.

•	If you do not specify minimum Growth Cap Rates acceptable to you, your account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen. If one or more minimums have been specified, account value could remain uninvested in the applicable MSO Holding Account(s) until the first Segment Start Date, if any, for which the Growth Cap Rate is at or above the minimum specified by you.

•	The following chart provides a comparison of certain differences between Indexed Options.

Standard Segment
Segment Buffer	Guaranteed Minimum Growth Cap Rate	Participation Rate
-10%	5%	100%
-15%	4.5%	100%
-20%	4.25%	100%

Step Up Segment
Segment Buffer	Guaranteed Minimum Growth Cap Rate	Participation Rate
-10%	4.5%	100%

Dual Direction Segment
Segment Buffer	Guaranteed Minimum Growth Cap Rate	Participation Rate
-10%	4.5%	100%

•	The Growth Cap Rate, Participation Rate, and Segment Buffer are values used to determine the Index-Linked Rate of Return over the Segment Term; they are not rates of return.

•	Step Up and Dual Direction Segments will generally have lower Growth Cap Rates than Standard Segments with the same Index, Segment Term, Participation Rate, and Segment Buffer.

•	Please see “Fee Table” for complete detail on fees and charges.

3. Fee Table Summary

MSO Charges	When Charge is Deducted	Guaranteed Maximum
Variable Index Segment Account Charge	At the beginning of each policy month during the Segment Term	1.65% annually (0.13750% monthly)(1)
Mortality and Expense (Risk) Charge(2)	Monthly	Policy Year 1-10 11+	Annual % of your value in the MSO (varies by base policy) 1.00% 0.85%

Other	Charge is Deducted	Maximum Spread Percentage that May be Deducted
Loan Interest Spread(3) for Amounts of Policy Loans Allocated to MSO Segment	On each policy anniversary (or on loan termination, if earlier)	1% (varies by base policy)

Other	When Charge is Deducted	Maximum Amount that May be Deducted(4)
Early Distribution Adjustment	On Early Distribution	90% of Segment Account Value for -10% Segment Buffer
85% of Segment Account Value for -15% Segment Buffer
80% of Segment Account Value for -20% Segment Buffer
(1)	The current non-guaranteed rate is 0.40% annually (0.03333% monthly).
(2)

The variable life insurance policy’s mortality and expense charge will also apply to a Segment Account Value or any amounts held in an MSO Holding Account. Amounts in the MSO Holding Accounts reflect fees and expenses of the EQ/Money Market Portfolio. This is also referred to as the mortality and expense risk charge. Please see “Charges” in this Prospectus for more information. Please refer to the variable life insurance policy prospectus for more information.

(3)

We charge interest on policy loans but credit you with interest on the amount of the Policy Account Value we hold as collateral for the loan. The “spread” is the difference between the interest rate we charge you on a policy loan and the interest rate we credit to you on the amount of your Policy Account Value that we hold as collateral for the loan.

(4)

These percentage adjustment amounts represent the loss of Segment Account Value that would be produced by a hypothetical 100% decline in the Index at the time of a total distribution. The actual amount of an Early Distribution Adjustment is determined by a formula that depends on, among other things, how the Index has performed since the Segment Start Date, as discussed in the Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments” in this Prospectus.

This fee table applies specifically to the MSO and should be read in conjunction with the fee table in the variable life insurance policy prospectus.

Changes in charges

Any changes that we make in our current charges or charge rates will be on a basis that is equitable to all policies belonging to a given class, and will be determined based on reasonable assumptions as to expenses, mortality, investment income, lapses and policy claims associated with morbidity. For the sake of clarity, the assumptions referenced above include taxes, the cost of hedging, longevity, volatility, other market conditions, surrenders, persistency, conversions, disability, accident, illness, inability to perform activities of daily living, and cognitive impairment, if applicable. Any changes in charges may apply to then in force policies, as well as to new policies. You will be notified in writing of any changes in charges under your policy.

4. Risk Factors

There are risks associated with some features of the Market Stabilizer Option® II:

•	Because the Company relies on a single point in time to calculate the Index return, you may experience a negative return on the Segment Maturity Date even if the Index has experienced gains through some, or most, of the Segment Term.

•	The Segments track the performance of an Index. By investing in the MSO, you are not actually invested in an Index or any underlying securities.

•	There is a risk of a substantial loss of your principal and previously credited interest because you agree to absorb all losses from the portion of any negative Index performance that exceeds the applicable Segment Buffer. You could lose 90% of principal and previously credited interest where there is a -10% Segment Buffer, 85% of principal and previously credited interest where there is a -15% Segment Buffer and 80% of principal and previously credited interest where there is a -20% Segment Buffer. This could happen, for example, if there was a 100% decline in the S&P 500 Price Return Index.

•	Your Index-Linked Rate of Return is also limited by the Growth Cap Rate and Participation Rate, which could cause your Index-Linked Rate of Return to be lower than it would otherwise be if you participated in the full performance of the S&P 500 Price Return Index. For example, if the Participation Rate is 50%, the Growth Cap Rate is 8%, and the Index Performance Rate is 20%, then the Segment’s Index-Linked Return would be limited to half of the Index performance, or 10% (50% x 20%), and then further reduced to equal the Growth Cap Rate of 8%.

•	You will not know what the Growth Cap Rate is before the Segment starts. Therefore, you will not know in advance the upper limit on the return that may be credited to your investment in a Segment.

•	If you do not specify a minimum Growth Cap Rate acceptable to you, your account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen. If a minimum has been specified, account value could remain in the MSO Holding Account until the next Segment Start Date, if any, where the Growth Cap Rate is at or above the minimum specified by you.

•	Negative consequences may apply if, for any reason, amounts you have invested in a Segment are removed before the Segment Maturity Date. Specifically, with respect to the amounts removed early, you (1) may forfeit any positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date and (2) be subject to an Early Distribution Adjustment that exposes you to a risk of potentially substantial loss of principal and previously credited interest. This exposure is designed to be consistent with the treatment of losses on amounts held to the Segment Maturity Date. Even when the Index performance has been positive, the EDA may cause you to lose up to 90% of principal and previously credited interest on an early removal due to market volatility and the possibility of negative Index performance between the date of the distribution and the Segment Maturity Date. Surrender charges and tax consequences could also apply.

•	The following types of removals (also referred to as Early Distributions) of account value from a Segment may result in the above-mentioned potential penalties to you, if the removals occur prior to the Segment Maturity Date: (a) a surrender of your policy; (b) a partial withdrawal, (c) a loan from your policy; (d) a distribution in order to enable your policy to continue to qualify as life insurance under the federal tax laws; (e) certain distributions in connection with the exercise of a rider available under your policy; and (f) a charge or unpaid policy loan interest that we deduct from your Segment Account Value because the Charge Reserve Amount and other funds are insufficient to cover them in their entirety. The Charge Reserve Amount may become insufficient because of policy changes that you request, additional premium payments, investment performance, policy loans, policy partial withdrawals, and any increases we make in current charges for the policy (including for the MSO and optional riders).

•	Because of the way the Index-Linked Rate of Return is calculated for Step Up Segments, when the Index Performance Rate is near zero, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Index-Linked Rate of Return. For example, assuming a 100% Participation Rate, if the Growth Cap Rate is 8.00% and the Index Performance Rate is 0.00% on the Segment Maturity Date, the Index-Linked Rate of Return would be 8.00%. However, if the Index Performance Rate had instead been -0.01% on the Segment Maturity Date the Index-Linked Rate of Return would be 0.00%.

•	Certain of the above types of early removals can occur (and thus result in penalties to you) without any action on your part. Examples include (i) certain distributions we might make from your Segment Account Value to enable your policy to continue to qualify as life insurance and (ii) deductions we might make from your Segment Account Value to pay charges if the Charge Reserve Amount becomes insufficient.

•	Any applicable EDA will generally be affected by changes in both the volatility and level of the S&P 500 Price Return Index. Any EDA applied to any Segment Account Value is linked to the estimated value of the options on the S&P 500 Price Return Index as described in this Prospectus. Any negative effects of an EDA will generally be higher after increases in market volatility or after the Index experiences a negative return following the Segment Start Date.

•	Once Policy Account Value is in a Segment, you cannot transfer into or out of a Segment.

•	We may establish a Lockout Period which is a 12-month period where you will not be permitted to allocate premiums, transfers (including automatic transfers), and loan repayments to the MSO.

•	We reserve the right to discontinue offering Segments of a given Indexed Option so there is also the possibility that a Segment may not be available for a Segment renewal at the end of your Segment Term(s).

•	Subject to the approval of the insurance supervisory official of the jurisdiction in which this policy is delivered, we have the right to substitute an alternative index prior to Segment Maturity if the publication of the Index is discontinued, if the calculation of the Index is substantially changed, or at our sole discretion, if we determine that our use of the Index should be discontinued because hedging instruments become difficult to acquire, the cost of hedging becomes excessive, the cost of the Index license becomes excessive, and/or the Index’s characteristics have changed substantially. A change in the Index may cause lower Growth Cap Rates to be offered. We would attempt to choose a broad-based market index with the characteristics described in “Key Features” above as a substitute index. If the Index were to be discontinued or substantially changed prior to Segment Maturity, we may mature the Segments early based on the most recently available closing value of the Index before it is discontinued or changed. If we do not mature the Segments early, the most recently available closing value of the Index would be used to calculate performance from Segment Start Date to the Index closing date and a comparable substitute Index will be used to calculate performance from the Index closing date to the Segment Maturity Date.

•	No company other than us has any legal responsibility to pay amounts that the Company owes under the policy. An owner should look to the financial strength of the Company for its claims-paying ability.

•	You do not have any rights in the securities underlying the Index, including, but not limited to, (i) interest payments, (ii) dividend payments or (iii) voting rights.

•	Your Segment Maturity Value is dependent on the performance of the Index on the Segment Maturity Date.

•	Past performance of the Index is no indication of future performance.

•	The amounts required to be available in the GIO for the Charge Reserve Amount to start a new Segment may earn a return that is less than the return you might have earned on those amounts in another investment option had you not invested in a Segment.

•	If the insured person dies during a Segment Term, the Segment Account Value will be increased by any favorable Early Distribution Adjustment in determining the death benefit, if applicable.

•	Upon the exercise of the Policy Continuation Rider or Loan Extension Endorsement, the MSO is no longer available and any Segments will be terminated with an Early Distribution Adjustment and may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date. If there is any amount remaining in the net Policy Account Value after the Policy Continuation Rider charge has been deducted, such amounts are treated as an additional loan and refunded to you so there will be no amounts in the variable investment options or the MSO.

•	If you exercise the Long-Term Care ServicesSM Rider, when a period of coverage ends, any Segments will be terminated with an Early Distribution Adjustment and may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date. Any remaining amounts will be allocated to the variable investment options and the GIO based on your premium allocation percentages then in effect.

•	If you exercise a Living Benefit Rider or an accelerated death benefit rider, any portion of the accelerated payment allocated to an individual Segment will cause a corresponding Early Distribution Adjustment of the Segment Account Value and you may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date.

COVID-19

The COVID-19 pandemic has negatively impacted the U.S. and global economies. A wide variety of factors continue to impact financial and economic conditions, including, among others, volatility in the financial markets, rising inflation rates, supply chain disruptions, continued low interest rates and changes in fiscal or monetary policy. Efforts to prevent the spread of COVID-19 have affected our business directly in a number of ways, including through the temporary closures of many businesses and schools and the institution of social distancing requirements in many states and local communities. Businesses or schools that have reopened have restricted or limited access for the foreseeable future and may do so on a permanent or episodic basis. As a result, our ability to sell products through our regular channels and the demand for our products and services has been significantly impacted.

While we have implemented risk management and contingency plans with respect to the COVID-19 pandemic, such measures may not adequately protect our business from the full impacts of the pandemic. Currently, most of our employees and advisors are continuing to work remotely. Extended periods of remote work arrangements could introduce additional operational risk including, but not limited to, cybersecurity risks, and impair our ability to effectively manage our business. We also outsource a variety of functions to third parties whose business continuity strategies are largely outside our control.

Economic uncertainty resulting from the COVID-19 pandemic may have an adverse effect on product sales and result in existing policyholders withdrawing at greater rates. COVID-19 could have an adverse effect on our insurance business due to increased mortality and morbidity rates. The cost of reinsurance to us for these policies could increase, and we may encounter decreased availability of such reinsurance. If policyholder lapse and surrender rates or premium waivers significantly exceed our expectations, we may need to change our assumptions, models or reserves.

Our investment portfolio has been, and may continue to be, adversely affected by the COVID-19 pandemic. Our investments in mortgages and commercial mortgage-backed securities have been, and could continue to be, negatively affected by delays or failures of borrowers to make payments of principal and interest when due. In some jurisdictions, local governments have imposed delays or moratoriums on many forms of enforcement actions. Furthermore, declines in equity markets and interest rates, reduced liquidity or a continued slowdown in the U.S. or in global economic conditions may also adversely affect the values and cash flows of investments. Market volatility also caused significant increases in credit spreads, and any continued volatility may increase our borrowing costs and decrease product fee income. Further, severe market volatility may leave us unable to react to market events in a prudent manner consistent with our historical investment practices.

The extent of the COVID-19 pandemic’s impact on us will depend on future developments that are still highly uncertain, including the severity and duration of the pandemic, actions taken by governments and other third parties in response to the pandemic and the availability and efficacy of vaccines against COVID-19 and its variants.

Cybersecurity risks and catastrophic events

We rely heavily on interconnected computer systems and digital data to conduct our variable life insurance product business. Because our variable life insurance product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyberattacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the under-

lying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyberattacks may also interfere with our processing of policy transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third-party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue policies and process policy transactions. Even when our workforce and employees of our service providers and/or third-party administrators can work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing policies and processing of other policy-related transactions, as well as possibly being more susceptible to cyberattacks. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your policy to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your policy due to cyberattacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

5. Description of the MSO

The MSO consists of a number of Indexed Options, each of which provides a rate of return tied to the performance of a specified Index. You generally have the opportunity to invest in any of the Indexed Options described below, subject to the requirements, limitations and procedures disclosed in this section. We reserve the right to add new Indexed Options. You participate in the performance of an Index by investing in the corresponding Segment. Investments in Segments are not investments in underlying mutual funds; Segments are not “index funds.”

Indexed Options

You can generally invest in any available Indexed Option. We are not obligated to offer any one particular Indexed Option. Also, we are not obligated to offer any Indexed Options. Each investment in an Indexed Option that starts on a particular Segment Start Date is referred to as a Segment.

An Indexed Option refers to a Segment option that has the same Index, Index-Linked Rate of Return calculation methodology, Segment Term, Segment Buffer and Participation Rate. Each Indexed Option has a corresponding MSO Holding Account. Please refer to the “Definitions” for a discussion of these terms.

The following chart lists the current Standard Indexed Options with 100% Participation Rate:

Index	Segment Term	Segment Buffer	Minimum Growth Cap Rate
S&P 500 Price	1 year	-10%	5%
Return Index	1 year	-15%	4.5%
	1 year	-20%	4.25%

The following chart lists the current Step Up Indexed Options with 100% Participation Rate:

Index	Segment Term	Segment Buffer	Minimum Growth Cap Rate
S&P 500 Price Return Index	1 year	-10%	4.5%

The following chart lists the current Dual Direction Indexed Options with 100% Participation Rate:

Index	Segment Term	Segment Buffer	Minimum Growth Cap Rate
S&P 500 Price Return Index	1 year	-10%	4.5%

MSO Holding Accounts

The amount of each transfer or loan repayment you make to the MSO, and the balance of each premium payment you make to the MSO after any premium charge under your base policy has been deducted, will first be placed in an MSO Holding Account. Each MSO Holding Account is a portion of the regular EQ/Money Market variable investment option that will hold amounts allocated to the MSO until the next available Segment Start Date. Each MSO Holding Account has the same rate of return and is subject to the same underlying portfolio operating expenses and same mortality and expense risk charges as the EQ/Money Market variable investment option. Please refer to “Fee Table” and “Payment of premiums and determining your policy’s value” in the applicable variable life insurance policy prospectus for more information regarding such expenses. We currently plan on offering new Segments of each Indexed Option on a monthly basis but reserve the right to offer them less frequently or to stop offering them or to suspend offering them temporarily.

Before any account value is transferred into a Segment, you can transfer amounts from the applicable MSO Holding Account into other investment options available under your policy at any time subject to any transfer restrictions described in this Prospectus and your variable life insurance policy prospectus. You can transfer into and out of the MSO Holding Accounts at any time up to and including the Segment Start Date provided your transfer request is received at our administrative office by such date. For example, you can transfer Policy Account Value into an MSO Holding Account on the 3rd Friday of June which is the Segment Start Date. That Policy Account Value would transfer into the Segment starting on that date, subject to the conditions mentioned earlier. You can also transfer Policy Account Value out of an MSO Holding Account before the end of the business day on the Segment Start Date and that account value would not be swept into the Segment starting on that date. Please refer to the “How to reach us” section of the variable life insurance policy prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the MSO and any MSO transactions.

On the Segment Start Date, account value in an MSO Holding Account, excluding any account value transferred to cover the Charge Reserve Amount, will be transferred into a Segment if all requirements and limitations are met that are discussed under “Segments” immediately below.

Segments

Each Segment will have a Segment Start Date of the 3rd Friday of each calendar month and will have a Segment Maturity Date on the 3rd Friday of the same calendar month in the succeeding calendar year.

In order for any amount to be transferred from an MSO Holding Account into a new Segment on a Segment Start Date, all of the following conditions must be met on that date:

(1)

The Growth Cap Rate for that Segment of the applicable Indexed Option must be equal to or greater than your minimum Growth Cap Rate for that particular Indexed Option (Please see “Growth Cap Rate” in this Prospectus).

(2)

There must be sufficient account value available within the GIO and the variable investment options including the MSO Holding Accounts to cover the Charge Reserve Amount as determined by us on such date (Please see “Charge Reserve Amount” in this Prospectus).

(3)

The Growth Cap Rate must be greater than the sum of the annual interest rate we are currently crediting on the GIO (“A”), the annualized monthly Variable Index Segment Account Charge rate (“B”) and the current annualized monthly mortality and expense risk charge rate (“C”). The Growth Cap Rate must be greater than (A+B+C). This is to ensure that the highest possible rate of return that could be received in a Segment after these charges (B+C) have been considered exceeds the interest crediting rate currently being offered in the GIO.

(4)

It must not be necessary, as determined by us on that date, for us to make a distribution from the policy during the Segment Term in order for the policy to continue to qualify as life insurance under applicable tax law.

(5)	The total amount allocated to your Segments for the applicable Indexed Option under your policy on that date must be less than any limit we may have established. At this time there is no limit.

If there is sufficient Policy Account Value in the GIO to cover the Charge Reserve Amount, then no transfers from other investment options to the GIO will need to be made. If there is insufficient value in the GIO to cover the Charge Reserve Amount and we do not receive instructions (if permitted by your underlying policy) from you specifying the investment options from which we should transfer the account value to the GIO to meet Charge Reserve Amount requirements at the Segment Start Date, or the transfer instructions are not possible due to insufficient funds, then the required amount will be transferred proportionately from your variable investment options including the MSO Holding Accounts.

If after any transfers there would be an insufficient amount in the GIO to cover the Charge Reserve Amount or the Growth Cap Rate for the next available Segment does not qualify per your minimum Growth Cap Rate instructions and the conditions listed above, then your amount in the applicable MSO Holding Account will remain there until we receive further instruction from you. We will mail you a notice informing you that your account value did or did not transfer from the applicable MSO Holding Account into a Segment. These notices are mailed on or about the next business day after the applicable Segment Start Date.

Participation Rate

The Participation Rate is the percentage of the Index Performance Rate that we will use to determine the Segment Index-Linked Rate of Return. The Participation Rate for each Indexed Option is currently 100%. If we offer a Participation Rate of less than 100%, then your Index-Linked Rate of Return will be lower.

Growth Cap Rate

The Growth Cap Rate is generally the maximum rate of return earned on the Segment Account Value. By allocating your account value to the Segments offered under the MSO, you can participate in the performance of the Index, as limited by the Participation Rate, generally up to the applicable Growth Cap Rate that we declare on the Segment Start Date. The Growth Cap Rate may limit your participation in any increases in the underlying Index.

Please note that you will not know the Growth Cap Rate for a new Segment until after the account value has been transferred from the applicable MSO Holding Account into the Segment and you are not allowed to transfer the account value out of a Segment before the Segment Maturity Date. Please see “Transfers” below.

Our minimum Growth Cap Rate for 1 year Standard Segment with a -10% buffer is 5%. Our minimum Growth Cap Rate for 1 year Standard Segment with a -15% buffer is 4.5%. Our minimum Growth Cap Rate for 1 year Standard Segment with a -20% buffer is 4.25%. Our minimum Growth Cap Rate for a 1 year Step Up Segment and a 1 year Dual Direction Segment is 4.5%. We guarantee that for the life of your policy we will not open a Segment with a Growth Cap Rate below the applicable minimum Growth Cap Rate. Any increases in the Growth Cap Rate above the minimum are set at the Company’s sole discretion.

As part of your instructions when you’ve selected the MSO, you may specify what your minimum acceptable Growth Cap Rate is for a Segment of each Indexed Option. If the Growth Cap Rate we set, on the Segment Start Date, is below the minimum you specified then the account value will not be transferred from the applicable MSO Holding Account into that Segment. If you do not specify a minimum Growth Cap Rate then your minimum Growth Cap Rate will be set at the guaranteed minimum Growth Cap Rate for that Indexed Option. Therefore, if you do not specify a minimum acceptable Growth Cap Rate (permitted range of 5-10%) for one or more Indexed Options, account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen. In addition, for account value to transfer into a Segment from an MSO Holding Account, the Growth Cap Rate must be greater than the sum of the annual interest rate we are currently crediting on the GIO (“A”), the current annualized monthly Variable Index Segment Account Charge rate (“B”) and the current annualized monthly mortality and expense risk charge rate (“C”). The Growth Cap Rate must be greater than (A+B+C).

For example, assume that the annual interest rate we are currently crediting on the GIO is 4.00%, the current annualized monthly Variable Index Segment Account charge rate is 0.40%, and the annualized monthly mortality and expense risk charge rate is 0.85%. Because these numbers total 5.25%, no amounts would be transferred into any Segment unless we declare a Growth Cap Rate that is higher than 5.25%.

You may also subsequently change your minimum Growth Cap Rates by contacting us at our Administrative Office.

Segment Buffer

The Segment Buffer is currently -10% or -15% or -20% as applicable. The Segment Buffer may vary by Indexed Option. The Segment Buffer will not change during a Segment Term.

The Segment Buffer protects you from negative Index performance up to the amount of the Segment Buffer. For example, if hypothetically the Segment Buffer is -10%, then you would be protected from any decline in the Index that is equal to or less than -10%. However, you will bear the entire risk of loss of principal and previously credited interest for the portion of negative performance that exceeds 10%, which means that in this example you could lose up to 90% of principal and previously credited interest. This could happen, for example, if there was a 100% decline in the S&P 500 Price Return Index. The Segment Buffer may vary by Indexed Option. We will always offer a Segment Buffer of at least -10%.

Segment Interim Value

Segment Interim Values, which reflect any Early Distribution Adjustments, will be used in determining policy value available to cover monthly deductions, any applicable proportionate surrender charges for requested face amount reductions, and other distributions; cash surrender values, maximum partial withdrawal values, and maximum loan values subject to any applicable base policy surrender charge. They will also be used in determining whether any outstanding policy loan and accrued loan interest exceeds the Policy Account Value. If the insured person dies during a Segment Term and any Segment Interim Value exceeds its corresponding Segment Account Value, the Segment Interim Value will be used in determining the death benefit, if applicable.

Segment Maturity

Near the end of the Segment Term, we will notify you between 15 and 45 days before the Segment Maturity Date that a Segment is about to mature. At that time, you may choose to have all or a part of:

(a) the Segment Maturity Value rolled over into the MSO Holding Account for the same Indexed Option; or

(b) the Segment Maturity Value transferred into the MSO Holding Account for one or more other Indexed Options; or

(c) the Segment Maturity Value transferred to the variable investment options available under your policy; or

(d) the Segment Maturity Value transferred to the GIO.

If we do not receive your transfer instructions before the Segment Maturity Date, your Segment Maturity Value will automatically be rolled over into the MSO Holding Account of the same Indexed Option for investment in the next available Segment, subject to the conditions listed under “Segments” above.

However, if we are not offering the same Indexed Option under the MSO at that time, we will transfer the Segment

Maturity Value to the investment options available under your policy per your instructions or to the EQ/Money Market investment option if no instructions are received. Although under the variable life insurance policy we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options, there will be no transfer charges for any of the transfers discussed in this section.

Segment Maturity Value

We calculate your Segment Maturity Value on the Segment

Maturity Date using your Segment Account Value and the

Index-Linked Rate of Return.

Your Segment Maturity Value for all Segments is calculated as follows:

We multiply your Segment Account Value by your Index-Linked Rate of Return to get your Index-Linked Return. Your Segment Maturity Value is equal to your Segment Account Value plus your Index-Linked Return. Your Index-Linked Return may be negative, in which case your Segment Maturity Value will be less than your Segment Account Value.

For Standard Segments, the Index-Linked Rate of Return is equal to the Index Performance Rate, subject to the Growth Cap Rate, Participation Rate and Segment Buffer, as follows:

Indexed Options – Standard
If the Index Performance Rate multiplied by the Participation Rate:	Then the Index-Linked Rate of Return will be:
Is greater than the Growth Cap Rate for the Segment Term	Equal to the Growth Cap Rate
Is greater than 0% but less than or equal to the Growth Cap Rate for the Segment Term**	Equal to the Index Performance Rate multiplied by the Participation Rate
Is less than or equal to 0% but greater than or equal to the Segment Buffer for the Segment Term	Equal to 0%
Is less than the Segment Buffer for the Segment Term	Equal to the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer

**	If the Index Performance Rate is zero, the Segment Index-Linked Rate of Return is zero.

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Index-Linked Rate of Return.

For Step Up Segments, the Index-Linked Rate of Return is equal to:

•	the Growth Cap Rate if the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity

Date) multiplied by the Participation Rate is greater than or equal to zero or

•	0% if the Index Performance Rate multiplied by the Participation Rate is negative but greater than or equal to the Segment Buffer or

•	the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer, if the Index Performance Rate multiplied by the Participation Rate is less than the Segment Buffer, as follows:

Indexed Option – Step Up
If the Index Performance Rate multiplied by the Participation Rate:	Then the Index-Linked Rate of Return will be:
Is greater than the Growth Cap Rate for the Segment Term	Equal to the Growth Cap Rate
Is greater than or equal to 0% but less than or equal to the Growth Cap Rate for the Segment Term	Equal to the Growth Cap Rate
Is less than 0% but greater than or equal to the Segment Buffer for the Segment Term	Equal to 0%
Is less than the Segment Buffer for the Segment Term	Equal to the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Index-Linked Rate of Return.

Please note: Because of the way the Index-Linked Rate of Return is calculated for Step Up Segments, when the Index Performance Rate is near zero, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Index-Linked Rate of Return. For example, if the Growth Cap Rate is 8.00%, the Participation Rate is 100%, and the Index Performance Rate is 0.00% on the Segment Maturity Date, the Index-Linked Rate of Return would be 8.00% whereas, if the Index Performance Rate is -0.01% on the Segment Maturity Date the Index-Linked Rate of Return is 0.00%.

For Dual Direction Segments, the Index-Linked Rate of Return is equal to the Index Performance Rate multiplied by the Participation Rate subject to the Growth Cap Rate for positive and flat Index Performance Rates and the absolute value of negative Index Performance Rates multiplied by the Participation Rate unless the Index Performance Rate multiplied by the Participation Rate is less than the Segment Buffer in which case it is equal to the Index Performance Rate multiplied by the Participation Rate subject to the Segment Buffer as follows:

Indexed Option – Dual Direction
If the Index Performance Rate multiplied by the Participation Rate:	Then the Index-Linked Rate of Return will be:
Is greater than the Growth Cap Rate for the Segment Term	Equal to the Growth Cap Rate

Indexed Option – Dual Direction
Is greater than or equal to 0% but less than or equal to the Growth Cap Rate for the Segment Term**	Equal to the Index Performance Rate multiplied by the Participation Rate
Is less than 0% but greater than or equal to the Segment Buffer for the Segment Term	Equal to the absolute value* of the Index Performance Rate multiplied by Participation Rate
Is less than the Segment Buffer for the Segment Term	Equal to the Index Performance Rate multiplied by the Participation Rate, less the Segment Buffer

*	The absolute value of a number is simply that number without regard to it being positive or negative (e.g., without regard to its mathematical sign). For example, the absolute value of -3 is 3.
**	If the Index Performance Rate is zero, the Segment Index-Linked Rate of Return is zero.

Please note:

•	If the Index Performance Rate multiplied by the Participation Rate is negative but greater than or equal to the Segment Buffer, and if the absolute value of the Index Performance Rate multiplied by the Participation Rate is greater than the Growth Cap Rate, then the resulting Index-Linked Rate of Return will be greater than the Growth Cap Rate. For example, if the Participation Rate is 100% and the Index Performance Rate is -8%, the Growth Cap Rate is 6%, and the Segment Buffer is -10%, then the Index-Linked Rate of Return would be 8%.

•	Because of the way the Index-Linked Rate of Return is calculated for Dual Direction Segments, when the Index Performance Rate multiplied by the Participation Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Index-Linked Rate of Return. For example, for a 1-year Dual Direction Segment with a -10% Segment Buffer and a Participation Rate of 100%, if the Index Performance Rate is -10.00% on the Segment Maturity Date the Index-Linked Rate of Return is 10.00% whereas, if the Index Performance Rate is -10.01% on the Segment Maturity Date the Index-Linked Rate of Return is -0.01%.

•	Because of the way the Index-Linked Rate of Return is calculated for Dual Direction Segments, in certain situations the Index-Linked Rate of Return may be greater for negative Index Performance Rates than for the corresponding positive Index Performance Rates. For example, for a 1-year Dual Direction Segment with a Growth Cap Rate of 7%, a Participation Rate of 100%, and a -10% Segment Buffer, if the Index Performance Rate is -9% on the Segment Maturity Date then the Index-Linked Rate of Return is 9% whereas, if the Index Performance Rate is 9% on the Segment Maturity Date, then the Index-Linked Rate of Return is 7%.

Standard Segment Examples

Assume that you have a variable life insurance policy with a Policy Account Value of $100,000 and invest $1,000 in an

S&P 500 Price Return Index, 1-year Standard Segment with a -10% Segment Buffer and a Participation Rate of 95%, we set the Growth Cap Rate for that Segment at 10%, and you make no Early Distributions from the Segment.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 10% Index-Linked Rate of Return, and your Segment Maturity Value would be $1,100.00. We reach that amount as follows:

•	The Index Performance Rate (20%) multiplied by the Participation Rate (95%) equals 19%, which is greater than the Growth Cap Rate (10%), so the Index-Linked Rate of Return is equal to the Growth Cap Rate (10%).

•	The Index-Linked Return ($100.00) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (10.00%).

•	The Segment Maturity Value ($1,100.00) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($100.00).

If the S&P 500 Price Return Index is only 5% higher on the Segment Maturity Date than on the Segment Start Date, then you will receive a 4.75% Index-Linked Rate of Return, and your Segment Maturity Value would be $1,047.50. We reach that amount as follows:

•	The Index Performance Rate (5%) multiplied by the participation rate (95%) equals 4.75%, which is less than the Growth Cap Rate (10%), so the Index-Linked Rate of Return is equal to the Index Performance Rate multiplied by the Participation Rate (4.75%).

•	The Index-Linked Return ($47.50) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (4.75%).

•	The Segment Maturity Value ($1,047.50) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($47.50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 0% Index-Linked Rate of Return, and your Segment Maturity Value would be $1,000.00. We reach that amount as follows:

•	The Index Performance Rate (-5%) multiplied by the Participation Rate (95%) is -4.75%, which is less than 0% but greater than or equal to the Segment Buffer (-10%), so the Index-Linked Rate of Return is 0%.

•	The Index-Linked Return ($0) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (0%).

•	The Segment Maturity Value ($1,000.00) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($0).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date,

then you will receive a -4.25% Index-Linked Rate of Return, and your Segment Maturity Value would be $957.50. We reach that amount as follows:

•	The Index Performance Rate (-15%) multiplied by the participation rate (95%) is -14.25%, which is less than the Segment Buffer, so the Index-Linked Rate of Return is equal to -14.25% less the Segment Buffer (-10%), or -4.25%.

•	The Index-Linked Return (-$42.50) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (-4.25%).

•	The Segment Maturity Value ($957.50) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return (-$42.50).

Step Up Segment Examples

Assume that you have a variable life insurance policy with a Policy Account Value of $100,000 and invest $1,000 in an S&P 500 Price Return Index 1-year Step up Segment with a -10% Segment Buffer, and a Participation Rate of 95%, we set the Growth Cap Rate for that Segment at 8%, and you make no Early Distributions from the Segment.

If the S&P 500 Price Return Index is 10% higher on the Segment Maturity Date than on the Segment Start Date, you will receive an 8% Index-Linked Rate of Return, and your Segment Maturity Value would be $1,080.00. We reach that amount as follows:

•	The Index Performance Rate (10%) multiplied by the Participation Rate (95%) is 9.5%, which is greater than or equal to zero, so the Index-Linked Rate of Return is equal to the Growth Cap Rate (8%).

•	The Index-Linked Return ($80.00) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (8%).

•	The Segment Maturity Value ($1,080.00) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($80.00).

If the S&P 500 Price Return Index is flat (0% return) on the Segment Maturity Date, you will receive an 8% Index-Linked Rate of Return, and your Segment Maturity Value would be $1,080.00. We reach that amount as follows:

•	The Index Performance Rate (0%) multiplied by the Participation Rate (95%) is greater than or equal to zero, so the Index-Linked Rate of Return (8%) is equal to the Growth Cap Rate.

•	The Index-Linked Return ($80.00) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (8%).

•	The Segment Maturity Value ($1,080.00) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($80.00).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -4.25% Index-Linked Rate of Return, and your Segment Maturity Value would be $957.50. We reach that amount as follows:

•	The Index Performance Rate (-15%) multiplied by the participation rate (95%) is -14.25%, which is less than the Segment Buffer, so the Index-Linked Rate of Return is equal to -14.25% less the Segment Buffer (-10%), or -4.25%.

•	The Index-Linked Return (-$42.50) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (-4.25%).

•	The Segment Maturity Value ($957.50) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return (-$42.50).

Dual Direction Segment Examples

Assume that you have a variable life insurance policy with a Policy Account Value of $100,000 and invest $1,000 in an S&P 500 Price Return Index 1-year Dual Direction Segment with a -10% Segment Buffer, and a Participation Rate of 95%, we set the Growth Cap Rate for that Segment at 9%, and you make no Early Distributions from the Segment.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 9% Index-Linked Rate of Return, and your Segment Maturity Value would be $1,090.00. We reach that amount as follows:

•	The Index Performance Rate (20%) multiplied by the Participation Rate (95%) is 19%, which is greater than the Growth Cap Rate (9%), so the Index-Linked Rate of Return is equal to the Growth Cap Rate (9%).

•	The Index-Linked Return ($90.00) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (9%).

•	The Segment Maturity Value ($1090.00) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($90.00).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 4.75% Index-Linked Rate of Return, and your Segment Maturity Value would be $1047.50. We reach that amount as follows:

•	The Index Performance Rate (5%) multiplied by the Participation Rate (95%) is 4.75%, which is less than the Growth Cap Rate (9%), so the Index-Linked Rate of Return is equal to 4.75%.

•	The Index-Linked Return ($47.50) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (4.75%).

•	The Segment Maturity Value ($1,047.50) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($47.50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 4.75% Index-Linked Rate of Return, and your Segment Maturity Value would be $1047.50. We reach that amount as follows:

•	The Index Performance Rate (-5%) multiplied by the Participation Rate (95%) is -4.75%, which is not more negative than the Segment buffer (-10%), so the Index-Linked Rate of Return is the absolute value of (|-4.75%|).

•	The Index-Linked Return ($47.50) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (4.75%).

•	The Segment Maturity Value ($1047.50) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return ($47.50).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date,

then you will receive a -4.25% Index-Linked Rate of Return, and your Segment Maturity Value would be $957.50. We reach that amount as follows:

•	The Index Performance Rate (-15%) multiplied by the Participation Rate (95%) is -14.25%. The Segment Buffer absorbs the first 10% of negative performance, so the Index-Linked Rate of Return is -4.25%.

•	The Index-Linked Return (-$42.50) is equal to the Segment Account Value ($1,000) multiplied by the Index-Linked Rate of Return (-4.25%).

•	The Segment Maturity Value ($957.50) is equal to the Segment Account Value ($1,000) plus the Index-Linked Return (-$42.50).

Index-Linked Return

We calculate the Index-Linked Return for a Segment by taking the Index-Linked Rate of Return and multiplying it by the Segment Account Value on the Segment Maturity Date. The Segment Account Value is the Initial Segment Account Value net of any Early Distributions and any corresponding Early Distribution Adjustments. The Segment Account Value does not include the Charge Reserve Amount described in this Prospectus.

The Index-Linked Return is only applied to amounts that remain in a Segment until the Segment Maturity Date. For example, a surrender of your policy before Segment maturity will eliminate any Index-Linked Return and will forfeit any positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date.

Early Distribution Adjustment

Before the Segment Maturity Date, if you surrender your policy, take a partial withdrawal or loan from a Segment or have another Early Distribution, we will apply an Early Distribution Adjustment and calculate the Segment Interim Value. We apply an EDA to protect ourselves from significant market losses if an owner withdraws from a Segment before the Segment Maturity Date.

The Segment Interim Value is calculated based on the estimated current value of financial instruments representing our obligation to provide your Segment Maturity Value on the Segment Maturity Date. Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments” sets forth the calculation formula as well as numerous hypothetical examples. The formula is calculated by adding the fair value of two components. These components provide us with a market value estimate of the risk of loss and the possibility of gain at the end of a Segment. These components are used to calculate the Segment Interim Value. The two components are:

(1)	Fair value of hypothetical fixed instruments; and

(2)	Fair value of hypothetical derivatives.

An EDA may be positive, negative or zero. In the event of an Early Distribution even if the Index has experienced positive performance since the Segment Start Date, the EDA may cause you to lose principal and previously credited interest and that loss may be substantial. That is because there is always some risk that the Index would have declined by the Segment Maturity Date such that you would suffer a loss if the Segment were continued (without taking any Early Distribution) until that time. The overall impact of the EDA may be to reduce your Segment Account Value and your other policy values.

Important Considerations

When any partial withdrawal, surrender, loan, charge deduction or other distribution is made from a Segment before its Segment Maturity Date, you may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date. Instead, any of these pre-Segment Maturity Date distributions will cause an EDA to be applied that could result in a reduction in your values. Surrender charges and tax consequences also could apply to Early Distributions. Therefore, you should give careful consideration before taking any such early loan, partial withdrawal or surrender, exercising a rider or allowing the value in your other investment options to fall so low that we must make any monthly deduction from a Segment.

For the reasons discussed above, the Early Distribution Adjustment to the Segment Account Value could reduce the amount you would receive when you surrender your policy prior to a Segment Maturity Date. For loans, partial withdrawals and charge deductions, the Early Distribution Adjustment may further reduce the account value remaining in the Segment Account Value and therefore decrease the Segment Maturity Value. The amount of any decrease in value could be greater than the amount of the loan, withdrawal, or charge.

Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments” at the end of this Prospectus provides examples of how the Early Distribution Adjustment is calculated.

Charges

There is a current annualized percentage charge of 0.40% of any Policy Account Value allocated to each Segment and deducted monthly. We reserve the right to increase or decrease the charge although it will never exceed 1.65%.

Please see “Loan Interest Spread” in the “Fee Table” in this Prospectus for information regarding the loan interest spread for amounts allocated to the MSO you would pay on any policy loan.

The variable life insurance policy’s mortality and expense risk charge will also be applicable to a Segment Account Value or any amounts held in the MSO Holding Accounts.

For COIL IS, we currently deduct a monthly charge at an annual rate of 0.35% during the first 10 policy years, 0.15% in policy years 11 and in all policy years thereafter for mortality and expense risks. We reserve the right to increase or decrease these charges in the future, although they will never exceed 0.50% and 0.35%, respectively.

For Equitable Advantage, this charge is currently 0.40% during policy years 1-8 and 0.05% during policy years 9 and later. We reserve the right to increase or decrease this charge in the future, although it will never exceed 1.00% during policy years 1-10 and 0.50% during policy years 11 and later.

For VUL Legacy, we currently deduct a monthly charge at an annual rate of 0.50% during the first fifteen policy years, with no charge in policy year 16 and thereafter. We reserve the right to increase or decrease these charges in the future, although they will never exceed 0.85%, and to impose the charge in all policy years.

For VUL Optimizer, we currently deduct a monthly charge at an annual rate of 0.60% during the first 8 policy years, with no charge in policy year 9 and thereafter. We reserve the right to increase or decrease this charge in the future, although it will never exceed 1.00% during policy years 1–10 and 0.50% during policy years 11 and later.

Amounts in the MSO Holding Accounts reflect fees and expenses of the EQ/Money Market Portfolio, which are described in the prospectuses for the variable life insurance policy and the EQ/Money Market Portfolio. Please refer to the variable life insurance policy prospectus for more information.

An Early Distribution Adjustment will apply to your Segment Account Value, in the event of an Early Distribution, through the Segment Interim Value calculation. An EDA may be positive, negative or zero. The maximum EDA is 90% of Segment Account Value for -10% Segment Buffer, 85% of Segment Account Value for -15% Segment Buffer and 80% of Segment Account Value for -20% Segment Buffer These percentage adjustment amounts represent the loss of Segment Account Value that would be produced by a hypothetical 100% decline in the Index at the time of a total distribution. The actual amount of an Early Distribution Adjustment is determined by a formula that depends on, among other things, how the Index has performed since the Segment Start Date, as discussed in the Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments” in this Prospectus.

Charge Reserve Amount

If you elect the Market Stabilizer Option® II, you are required to have a minimum amount of Policy Account Value in the

GIO on the Segment Start Date to approximately cover the estimated monthly charges for the policy, (including, but not limited to, the MSO and any optional riders) for the Segment Term. This is the Charge Reserve Amount.

The Charge Reserve Amount will be determined on each Segment Start Date as an amount projected to be sufficient to cover all of the policy’s monthly deductions during the Segment Term, assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account and that no policy changes or additional premium payments are made. The Charge Reserve Amount on other than a Segment Start Date will be the Charge Reserve Amount determined as of the latest Segment Start Date reduced by each subsequent monthly deduction during the longest remaining Segment Term, although it will never be less than zero. This means, for example, that if you are in a Segment (Segment A) and then enter another Segment (Segment B) 6 months later, the Charge Reserve Amount would be re-calculated on the start date of Segment B. The Charge Reserve Amount would be re-calculated to cover all of the policy’s monthly deductions during the Segment Terms for both Segments A and B.

When you select the MSO, as part of your initial instructions, you will be asked to specify the investment options from which we should transfer the account value to the GIO to meet Charge Reserve Amount requirements, if necessary. No transfer restrictions apply to amounts that you wish to transfer into the GIO to meet the Charge Reserve Amount requirement. If your values in the variable investment options including the MSO Holding Accounts and in the GIO are insufficient to cover the Charge Reserve Amount, no new Segment will be established. Please see “Segments” above for more information regarding the Charge Reserve Amount and how amounts may be transferred to meet this requirement.

Please note that the Charge Reserve Amount may not be sufficient to cover actual monthly deductions during the Segment Term. Although the Charge Reserve Amount will be re-calculated on each Segment Start Date, and the amount already present in the GIO will be supplemented through transfers from your value in the variable investment options including the MSO Holding Accounts, if necessary to meet this requirement, actual monthly deductions could vary up or down during the Segment Term due to various factors including but not limited to requested policy changes, additional premium payments, investment performance, loans, policy partial withdrawals, and any changes we might make to current policy charges.

Please also refer to the variable life insurance policy prospectus for more information.

How we deduct policy monthly charges during a Segment Term

Under your base variable life insurance policy, monthly deductions are allocated to the variable investment options and the GIO according to deduction allocation percentages specified by you or based on a proportionate allocation if any of the individual investment option values are insufficient or if your base policy does not allow you to specify deduction allocation percentages.

However, if the Market Stabilizer Option® II is elected, on the Segment Start Date, deduction allocation percentages will be changed so that 100% of monthly deductions will be taken from the Charge Reserve Amount and then any remaining value in the GIO, if the Charge Reserve Amount is depleted, during the Segment Term. In addition, if the value in the GIO is ever insufficient to cover monthly deductions during the Segment Term, the remaining deductions will be taken as follows:

1.

The first step will be to take the remaining portion of the deductions proportionately from the values in the variable investment options, including any value in the MSO Holding Accounts but excluding any Segment Account Values.

2.

If the GIO and variable investment options, including any value in the MSO Holding Accounts, are insufficient to cover deductions in their entirety, the remaining amount will be allocated to the individual Segments proportionately, based on the current Segment Interim Values.

3.	Any portion of a monthly deduction allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value.

The effect of those procedures is that account value will be taken out of a Segment to pay a monthly deduction (and an EDA therefore applied) only if there is no remaining account value in any other investment options, as listed in 1. and 2. above.

In addition, your variable life insurance policy will lapse if your net Policy Account Value or net cash surrender value (please refer to your variable life insurance policy prospectus for a further explanation of these terms) is not enough to pay your policy’s monthly charges when due (unless one of the available guarantees against termination is applicable). If you have amounts allocated to MSO Segments, the Segment Interim Value will be used in place of the Segment Account Value in calculating the net Policy Account Value and net cash surrender value.

These modifications will apply during any period in which a Segment exists and has not yet reached its Segment Maturity Date.

Change in Index

Subject to the approval of the insurance supervisory official of the jurisdiction in which this policy is delivered, we have the right to use a substitute index if the publication of the Index is discontinued, if the calculation of the Index is substantially changed, or at our sole discretion, if we determine that our use of the Index should be discontinued because hedging instruments become difficult to acquire, the cost of hedging becomes excessive, the cost of the Index license becomes excessive, and/or the Index’s characteristics have changed substantially. A change in the Index may cause lower Growth Cap Rates to be offered for future Segments. We would attempt to choose a broad-based market index with the characteristics described in “Key Features” above as a substitute index.

If the Index were to be discontinued or substantially changed prior to Segment Maturity, we may mature the Segments early based on the most recently available closing value of the Index before it is discontinued or changed. If we were to mature the Segment early, we would apply the full Index performance to that date subject to the full Participation Rate, Growth Cap Rate and Segment Buffer. For example, if the Index was up 12% at the time we matured the Segment and the Segment Buffer was -10%, the Participation Rate was 100% and the Growth Cap Rate was 8%, we would credit an 8% return to your Segment Account Value. If the Index was down 30% at the time we matured the Segment, we would credit a 20% negative return to your Segment Account Value.

We will provide notice about maturing the Segment early, approximately 30 days before hand if possible, otherwise as soon as feasible, and ask for instructions on where to invest your Segment Maturity Value. If we do not mature the Segments early, the original Index would be used to calculate performance from the Segment Start Date to the Index closing date and a comparable substitute Index will be used to calculate performance from the Index closing date to the Segment Maturity Date. We will notify you approximately 30 days before such substitution if possible, otherwise as soon as feasible, and ask for instructions on where to invest your Segment Maturity Value.

If we are still offering Segments of that Indexed Option at that time, you can request that the Segment Maturity Value be invested in a new Segment of the same Indexed Option with the substitute Index, in which case we will hold the Segment Maturity Value in the applicable MSO Holding Account for investment in the next available Segment subject to the same terms and conditions discussed above under “MSO Holding Accounts” and “Segments.”

In the case of any of the types of early maturities discussed above, there would be no transfer charges or EDA applied and you can allocate the Segment Maturity Value to the investment options available under your policy. Please see “Segment Maturity” in this Prospectus for more information. If we continued offering new Segments, then such a change in the Index may cause lower Growth Cap Rates to be offered. Please see “Right to Discontinue and Limit Amounts Allocated to the MSO” in this Prospectus.

Transfers

You can make a transfer at any time to or from the investment options available under your policy subject to any transfer restrictions described in this prospectus and in the prospectus for your variable life policy. The Company does not impose the policy’s $25 transfer charge to transfer into and out of the MSO Holding Accounts. Any restrictions applicable to transfers between any MSO Holding Accounts and such investment options would be the same transfer restrictions applicable to transfers between the investment options available under your policy. However, once Policy Account Value has been swept from any MSO Holding Accounts into a Segment, transfers into or out of that Segment before its Segment Maturity Date will not be permitted. In order to transfer account value to the MSO, there must be sufficient funds remaining in the Guaranteed Interest Option following the transfer to cover the Charge Reserve Amount. Please note that while a Segment is in effect, before the Segment Maturity Date, the amount available for transfers from the GIO will be limited to avoid reducing the GIO below the remaining Charge Reserve Amount.

Thus the amount available for transfers from the GIO will not be greater than any excess of the GIO over the remaining Charge Reserve Amount.

Please also refer to the variable life insurance policy prospectus for more information.

Withdrawals

Please see the variable life insurance policy prospectus for information regarding partial withdrawal provisions.

If permitted by your variable life insurance policy, you may specify how your partial withdrawal is to be allocated among the MSO, the variable investment options, and the GIO. Any portion of a requested partial withdrawal allocated to the MSO will be redeemed from the individual Segments and the MSO Holding Accounts proportionately, based on the value of each MSO Holding Account and the current Segment Interim Values of each Segment.

If a Segment is in effect, and if you do not specify or if we cannot allocate the partial withdrawal among the MSO, the GIO (excluding the remaining amount of the Charge Reserve Amount) and the variable investment options according to your specifications, we will allocate the partial withdrawal proportionately from your values in the GIO (excluding the remaining amount of the Charge Reserve Amount) and your values in the variable investment options including the MSO Holding Accounts.

If the GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Accounts, are insufficient to cover the partial withdrawal in its entirety, the remaining amount of the partial withdrawal will be allocated to the individual Segments proportionately, based on current Segment Interim Values.

Any portion of a partial withdrawal allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value. Taking an Early Distribution may cause you to lose principal and previously credited interest, even if the Index has experienced positive performance, and this loss may be substantial. The remaining Segment Account Value could be reduced by an amount greater than the amount of the withdrawal, and surrender charges and taxes could also apply. You should give careful consideration before taking any withdrawals.

If the GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Accounts and the Segment Interim Values, are still insufficient to cover the partial withdrawal in its entirety, the remaining amount of the partial withdrawal will be allocated to the GIO and will reduce or eliminate the remaining Charge Reserve Amount.

If a partial withdrawal results in a deduction from one or more Segments, we reserve the right to establish a Lockout Period, where you will not be permitted to allocate premiums, transfers (including automatic transfers), and loan repayments to the MSO for a 12-month period. If premiums or loan repayments are made during a Lockout Period, these amounts will be allocated consistent with your investment instructions on file excluding the MSO. If this occurs, we will notify you of the date the Lockout Period begins and when it will end. See “Impact of Imposition of Lockout Period” below for more information.

Cash Surrender Value, Net Cash Surrender Value and Loan Value

If you have amounts allocated to MSO Segments, the Segment Interim Values will be used in place of the Segment Account Values in calculating the amount of any cash surrender value, net cash surrender value and maximum amount available for loans. The EDA could reduce these values, perhaps significantly. Please see Appendix: “Examples of Segment Interim Values and Early Distribution Adjustments” for more information.

Guideline Premium Force-outs

For policies that use the Guideline Premium Test, a new Segment will not be established or created if we determine, when we process your election, that a distribution from the policy will be required to maintain its qualification as life insurance under federal tax law at any time during the Segment Term.

However, during a Segment Term if a distribution becomes necessary under the force-out rules of Section 7702 of the Internal Revenue Code, it will be deducted proportionately from the values in the GIO (excluding the Charge Reserve Amount) and in any variable investment option, including any value in the MSO Holding Accounts but excluding any Segment Account Values.

If the GIO (excluding the Charge Reserve Amount) and variable investment options, including any value in the MSO Holding Accounts, are insufficient to cover the force-out in its entirety, any remaining amount required to be forced out will be taken from the individual Segments proportionately, based on the current Segment Interim Values.

Any portion of a force-out distribution taken from an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value.

If the GIO (excluding the remaining Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Accounts, and the Segment Interim Values, is still insufficient to cover the force-out in its entirety, the remaining amount of the force-out will be allocated to the GIO and reduce or eliminate any remaining Charge Reserve Amount under the GIO.

Loans

Please see the variable life insurance policy prospectus for information regarding policy loan provisions. The maximum loan interest rate that will be charged to the amounts you borrow for a policy year shall be the greater of (1) the “Published Monthly Average,” as defined below, for the calendar month that ends two months before the date of determination and (2) the guaranteed minimum interest crediting rate for the Guaranteed Interest Option plus 1% per year. “Published Monthly Average” means the Moody’s Corporate Bond Yield Average - Monthly Average Corporates published by Moody’s Investors Service, Inc., or any successor to it.

You may specify how your loan is to be allocated among the MSO, the variable investment options and the GIO, if permitted by your policy. Any portion of a requested loan allocated to the MSO will be redeemed from the individual Segments and the MSO Holding Accounts proportionately, based on the value of the MSO Holding Accounts and the current Segment Interim Values of each Segment. The loan interest spread is the difference between the interest rate we charge on the amounts borrowed and the interest rate credited on amounts held as collateral. This difference will not exceed 1%. Please see your variable insurance policy for the applicable guaranteed minimum interest rate credited on loan collateral.

If a Segment is in effect, and if you do not specify or if we cannot allocate the loan among the MSO, the GIO (excluding the remaining amount of the Charge Reserve Amount) and the variable investment options according to your specifications, we will allocate the loan proportionately from your values in the GIO (excluding the remaining amount of the Charge Reserve Amount) and your values in the variable investment options including the MSO Holding Accounts.

If the GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Accounts, are insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the individual Segments proportionately, based on current Segment Interim Values.

Any portion of a loan or unpaid loan interest allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value. The Early Distribution Amount may cause you to lose principal and previously credited interest, even if the Index has experienced positive performance, and this loss may be substantial. The remaining Segment Account Value may reflect a deduction greater than the amount of the loan, and taxes could also apply. You should give careful consideration before taking a loan.

If the GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Accounts and the Segment Interim Values, are still insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the GIO and will reduce or eliminate the remaining Charge Reserve Amount.

Loan interest is due on each policy anniversary. If the interest is not paid when due, it will be added to your outstanding loan and allocated on the same basis as monthly deductions. See “How we deduct policy monthly charges during a Segment Term.”

On each policy anniversary, and at any time you repay all of the policy loan, we will allocate the interest that has been credited to the amount we are holding to secure the policy loan to the variable investment options, the MSO Holding Accounts, and the GIO in accordance with your premium allocation percentages.

Loan repayments will first be used to restore any amounts that, before being designated as loan collateral, had been in the GIO. Any portion of an additional loan repayment allocated to the MSO at the policy owner’s direction (if permitted by your policy) or according to premium allocation percentages will be transferred to the applicable MSO Holding Account to await the next available Segment Start Date and will be subject to the same conditions described in this Prospectus.

If a policy loan results in a deduction from one or more Segments, we reserve the right to establish a Lockout Period which is a 12-month period where you will not be permitted to allocate premiums, transfers (including automatic transfers), and loan repayments to the MSO. If you are subject to a Lockout Period, any loan repayment will be allocated consistent with your instructions on file (excluding the MSO). If this occurs, we will notify you of the date the Lockout Period begins and when it ends. See “Impact of Imposition of Lockout Period” below for more information.

Impact of Imposition of a Lockout Period

Under certain circumstances, we may establish a Lockout Period for 12 months on your policy which is a 12-month period where you will not be permitted to allocate premiums, transfers (including automatic transfers), and loan repayments to the MSO. This could occur if we become aware of partial withdrawal or policy loan behavior that we believe would be disruptive to our investment strategy for providing Indexed Option benefits or result in significantly increased transaction or administrative costs. In addition, we could impose a Lockout Period if we become aware of behavior that involves the subsequent allocation of those amounts as net premiums or loan repayments into other Segments within a 12-month period or other behavior that appears to be evading our transfer restrictions. This could occur, for example, if we see a pattern of withdrawals and subsequent reallocation to the MSO.

If a partial withdrawal or policy loan is deducted from the MSO, we reserve the right to establish a 12-month period where allocations to the MSO will be restricted. We will only establish a Lockout Period if we believe that the partial withdrawal or policy loan is disruptive to our investment strategy for providing Indexed Option benefits or result in significantly increased transaction or administrative costs. If a Lockout Period is established (1) no portion of any net premium or loan repayment may be allocated to the MSO, (2) no amount may be transferred to the MSO at your request from your values in our GIO or any variable investment options, and (3) any automatic transfers to the MSO that you have requested will be cancelled. Any premiums or loan repayments made during a Lockout Period will be allocated consistent with your investment instructions on file excluding the MSO. The Lockout Period will begin on the date of any deduction from one or more Segments as a result of a requested policy loan or partial withdrawal (not including any deduction for unpaid accrued loan interest). When the Lockout Period ends, you will again be permitted to allocate loan repayments and net premiums to the MSO, transfer amounts to the MSO and provide new automatic transfer instructions. We will provide reasonable notice in advance if we establish a Lockout period.

Asset Rebalancing Service

If you are invested in MSO, you may also elect the Asset Rebalancing Service. However, any amounts allocated to the MSO will not be included in the rebalance transactions. The investment options available to your Asset Rebalancing Service do not include the MSO Holding Accounts or Segments. Please see the variable life insurance policy prospectus for more information.

Your right to cancel within a certain number of days

Please refer to the variable insurance policy prospectus for more information regarding your right to cancel your policy within a certain number of days and the Investment Start Date, which is the business day your investment first begins to earn a return for you. However, the policy prospectus provisions that address when amounts will be allocated to the investment options do not apply to amounts allocated to the MSO.

In those states that require us to return your premium without adjustment for investment performance within a certain number of days, we will initially put all amounts which you have allocated to the MSO into our EQ/Money Market investment option. If we have received all necessary requirements for your policy as of the day your policy is issued, on the first business day following the later of the twentieth day after your policy is issued or the Investment Start Date (30th day in most states if your policy is issued as the result of a replacement), we will reallocate those amounts to the applicable MSO Holding Account where they will remain until the next available Segment Start Date, at which time such amounts will be transferred to a new Segment of the MSO subject to meeting the conditions described in this Prospectus. However, if we have not received all necessary requirements for your policy as of the day your policy is issued, we will re-allocate those amounts to the MSO Holding Account for the applicable Indexed Option on the 20th day (longer if your policy is issued as the result of a replacement) following the date we receive all necessary requirements to put your policy in force at our Administrative Office. Your financial professional can provide further information on what requirements may apply to your policy.

In all other states, any amounts allocated to the MSO will first be allocated to the applicable MSO Holding Account where they will remain for 20 days (unless the policy is issued as the result of a replacement, in which case amounts in the applicable MSO Holding Account will remain there for 30 days (45 days in Pennsylvania)). Thereafter, such amounts will be transferred to a new Segment of the MSO on the next available Segment Start Date, subject to meeting the conditions described in this Prospectus.

Right to Discontinue and Limit Amounts Allocated to the MSO

We reserve the right to restrict or terminate future allocations to the Indexed Options of the MSO at any time. If this right were ever to be exercised by us, all Segments outstanding as of the effective date of the restriction would be guaranteed to continue uninterrupted until the Segment Maturity Date. As each such Segment matured, the balance would be reallocated to the GIO and/or variable investment options per your instructions, or to the EQ/Money Market investment option if no instructions are received or if we cannot complete the transfer according to your instructions. We may also temporarily suspend offering Segments at any time and for any reason including emergency conditions as determined by the Securities and Exchange Commission. We also reserve the right to establish a maximum amount for any single policy that can be allocated to any Indexed Option of the MSO.

Impact of MSO Election on Other Policy Riders and/or Services

Any withdrawal under a policy rider from a Segment is an Early Distribution and will generate a corresponding Early Distribution Adjustment of the Segment Account Value. The Early Distribution Amount may cause you to lose principal and previously credited interest, even if the Index has experienced positive performance, and this loss may be substantial. The remaining Segment Account Value could be reduced by an amount greater than the amount of the withdrawal. You should give careful consideration before exercising a withdrawal under a policy rider.

•	If your policy has the Policy Continuation Rider or Loan Extension Endorsement and your policy goes on Policy Continuation or Loan Extension while you have amounts invested in the Indexed Options of the MSO, any Segments will be terminated with an Early Distribution Adjustment and you may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date. If there is any amount remaining in the net Policy Account Value after the Policy Continuation Rider charge has been deducted, such amounts are treated as an additional loan and refunded to you so there will be no amounts in the variable investment options or the MSO. In addition, MSO will no longer be available once you go on Policy Continuation or Loan Extension.

•	If you exercise the Long-Term Care ServicesSM Rider, when a period of coverage ends any MSO Segments will be terminated with corresponding Early Distribution Adjustments and you may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date. Any remaining amounts will be allocated to the variable investment options and the GIO based on your premium allocation percentages then in effect.

•	If a Living Benefits Rider or an accelerated death benefit rider (which may be referred to as a “total and permanent disability accelerated death benefit rider” or a “limited life expectancy accelerated death benefit rider”) is exercised, the portion of the cash surrender value that is on lien and is allocated to your values in the variable investment options under your policy and investment in the MSO will be transferred to and maintained as part of the GIO.

You may tell us how much of the accelerated payment is to be transferred from your value in each variable investment option and your value in the MSO. Units will be redeemed from each variable investment option sufficient to cover the amount of the accelerated payment that is allocated to it and transferred to the GIO.

Any portion of the payment allocated to the MSO based on your instructions will be deducted from any value in the applicable MSO Holding Accounts and the individual Segments on a pro-rata basis, based on any value in the MSO Holding Accounts and the current Segment Interim Value of each Segment, and transferred to the GIO.

Any portion of the payment allocated to an individual Segment will cause a corresponding Early Distribution Adjustment of the Segment Account Value and you may forfeit positive Index-Linked Return that might otherwise have been credited on the Segment Maturity Date. If you do not tell us how to allocate the payment, or if we cannot allocate it based on your directions, we will allocated it based on our rules then in effect. Allocation rules will be provided upon request. Such transfers will occur as of the date we approve an accelerated death benefit payment. There will be no charge for such transfers.

Effect of your death on the MSO

If you die prior to the Segment Maturity Date, your death benefit will be paid as of your date of death. If the Segment Interim Value exceeds the Segment Account Value, your death benefit will not be subject to an Early Distribution Adjustment, unless the Early Distribution Adjustment would result in an increase in the amount of the death benefit.

About Separate Account No. 67

Amounts allocated to the Equitable Financial Life Insurance Company MSO are held in a “non-unitized” separate account we have established under the New York Insurance Law. We own the assets of the separate account, as well as any favorable investment performance on those assets.

You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. These assets are also available to the insurer’s general creditors and an owner should look to the financial strength of the Company for its claims-paying ability. We guarantee all benefits relating to your value in the MSO, regardless of whether assets supporting the MSO are held in a separate account or our general account.

Our current plans are to invest separate account assets in fixed income obligations, including corporate bonds, mortgage backed and asset-backed securities, and government and agency issues. Futures, options and interest rate swaps may be used for hedging purposes.

Although the above generally describes our plans for investing the assets supporting our obligations under MSO, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

About Separate Account LIO

Amounts allocated to the Equitable Financial Life Insurance Company of America MSO are held in a “non-unitized” separate account we have established under the Commissioner of Insurance in the State of Arizona. We own the assets of the separate account, as well as any favorable investment performance on those assets.

You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. These assets are also available to the insurer’s general creditors and an owner should look to the financial strength of the Company for its claims-paying ability. We guarantee all benefits relating to your value in the MSO, regardless of whether assets supporting the MSO are held in a separate account or our general account.

Our current plans are to invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. Futures, options and interest rate swaps may be used for hedging purposes.

Although the above generally describes our plans for investing the assets supporting our obligations under MSO, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

6. Distribution of the policy

The MSO is distributed by both Equitable Advisors and Equitable Distributors. The Distributors serve as principal underwriters of Separate Account No. FP through which the underlying variable life insurance policies are offered. The offering of the policies is intended to be continuous.

The MSO is available only under the policy issued by the Company. Extensive information about the arrangements for distributing the variable life insurance policy, including sales compensation, is included under “Distribution of the policy” in the variable life insurance policy prospectus and in the statement of additional information. All of that information applies regardless of whether you choose to use the MSO, and there is no additional plan of distribution or sales compensation with respect to the MSO. There is also no change to the information regarding the fact that the principal underwriter(s) is an affiliate of the Company or an indirect wholly owned subsidiary of the Company.

7. Incorporation of certain documents by reference

Equitable Financial Life Insurance Company’s Annual Report on Form 10-K and Equitable Financial Life Insurance Company of America’s Annual Report on Form 10-K for the period ended December 31, 2023 (the “Annual Report”) is considered to be part of this Prospectus because it is incorporated by reference.

The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the Market Stabilizer Option® II (the “Registration Statement”). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Financial Life Insurance Company

1345 Avenue of the Americas

New York, NY 10105

Equitable Financial Life Insurance Company of America

Life Operations

8501 IBM Drive, Suite 150

Charlotte, NC 28262-4333

Attention: Corporate Secretary (telephone: (212) 554-1234) You can access our website at www.equitable.com.

Independent Registered Public Accounting Firm

The consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company as permitted by the applicable SEC independence rules, and as disclosed in Equitable Financial Life Insurance Company’s Form 10-K. PricewaterhouseCoopers LLP’s address is 300 Madison Avenue, New York, New York 10017.

The financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company of America as permitted by the applicable SEC independence rules, and as disclosed in Equitable Financial Life Insurance Company of America’s Form 10-K. PricewaterhouseCoopers LLP’s address is 300 Madison Avenue, New York, New York 10017.

Appendix: Examples of Segment Interim Values and Early Distribution Adjustments

We calculate the Segment Interim Value for each Segment on each Segment Business Day that falls between the Segment Start Date and Segment Maturity Date. The Segment Interim Value reflects any Early Distribution Adjustments. We only apply the Segment Interim Value if an Early Distribution is made, which may cause you to lose principal and previously credited interest, and that loss could be substantial. The calculation is a formula designed to measure the fair value of your Segment Account Value on the particular interim date, and is based on the downside protection provided by the Segment Buffer, the limit on participation in investment gain provided by the Growth Cap Rate and the Participation Rate, and any adjustment for the effect of an Early Distribution prior to the Segment Maturity Date. The formula we use derives the estimated current value of hypothetical investments in fixed instruments and derivatives. These values provide us with protection from the risk that we will have to pay out account value related to a Segment prior to the Segment Maturity Date. The hypothetical put option provides us with a market value of the potential loss at Segment Maturity, and the hypothetical call options provide us with a market value of the potential gain at Segment Maturity. This formula provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. We are not required to hold such investments in relation to Segments and may or may not choose to do so. You are not affected by the performance of any of our investments (or lack thereof) relating to Segments. This Appendix sets forth the actual calculation formula, an overview of the purposes and impacts of the calculation, and detailed descriptions of the specific inputs into the calculation for the Indexed Options we currently offer, as well as examples of calculations of Segment Interim Values under various hypothetical situations. You should note that even if the Index has experienced positive growth, the calculation of your Segment Interim Value may result in an amount lower than your Segment Account Value.

Calculation Formula

Your Segment Interim Value equals the sum of the following two components:

(1)	Fair Value of hypothetical Fixed Instruments; plus

(2)	Fair Value of hypothetical Derivatives.

Overview of the Purposes and Impacts of the Calculation

Fair Value of Hypothetical Fixed Instruments. The Segment Interim Value formula includes an element designed to compensate us for the fact that when we have to pay out account value related to a Segment before the Segment Maturity Date, we forgo the opportunity to earn interest on the Segment Account Value from the date of any Early Distribution until the Segment Maturity Date. We accomplish this estimate by calculating the present value of the Segment Account Value as described in the “Fair Value of Hypothetical Fixed Instruments” in “Detailed Descriptions of Specific Inputs to the Calculation” below.

Fair Value of Hypothetical Derivatives. For Standard Segments we use hypothetical put and call options that are designated for each Segment to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. For Step Up Segments, we similarly use a hypothetical put and binary call option to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. For Dual Direction Segments, we similarly use hypothetical put, call and binary put options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. These calculations reflect the downside protection that would be provided at maturity by the Segment Buffer as well as the potential upside payout at maturity limited by the Growth Cap Rate and Participation Rate.

When valuing the hypothetical Derivatives as part of the Segment Interim Value calculation, we use inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical derivatives before Segment maturity. See the “Fair Value of Hypothetical Derivatives” in “Detailed Descriptions of Specific Inputs to the Calculation.” Our fair market value methodology, including the market standard model we use to calculate the fair value of the hypothetical derivatives for each particular Segment, may result in a fair value that is higher or lower than the fair value other methodologies and models would produce. Our fair value may also be higher or lower than the actual market price of the identical derivatives. As a result, the Segment Interim Value you receive may be higher or lower than what other methodologies and models would produce.

Standard Segments

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Standard Segments is calculated using three different hypothetical options. These hypothetical options are designated for each Standard Segment and are described in more detail in this Appendix.

At-the-Money Call Option (strike price equals the index value at Segment inception). For Standard Segments, the potential for gain is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index value at Segment inception increased by the Growth Cap Rate divided by the Participation Rate). The potential for gain in excess of the Growth Cap Rate is estimated using the value of this hypothetical option.

•	For Standard Segments, the net amount of the At-the-Money Call Option less the value of the Out-of-the-Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment as limited by the Growth Cap Rate.

Out-of-the-Money Put Option (strike price equals the index value at Segment inception decreased by the Segment Buffer divided by the Participation Rate). The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that this put option value will almost always reduce the principal you receive, even where the Index is higher at the time of the Early Distribution than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

Step Up Segments

At the time the Segment Interim Value is determined, the estimated current value of Hypothetical Derivatives for Step Up Segments is calculated using two different hypothetical options. These hypothetical options are designated for each Step Up Segment and are described in more detail in this Appendix.

At-the-Money Binary Call Option (strike price equals the index value at Segment inception). For Step Up Segments, the potential gain is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index value at Segment inception decreased by the Segment Buffer divided by the Participation Rate). The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that this put option value will almost always reduce the principal you receive, even where the Index is higher at the time of the Early Distribution than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

Dual Direction Segments

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Dual Direction Segments is calculated using several different hypothetical options. These hypothetical options are designated for each Dual Direction Segment and are described in more detail below.

At-the-Money Put Option (strike price equals the index value at Segment inception): For Dual Direction Segments, the potential for gain in a down market is estimated using the value of this hypothetical option.

At-the-Money Call Option (strike price equals the index value at Segment inception). For Dual Direction Segments, the potential for gain in an up market is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index value at Segment inception increased by the Growth Cap Rate divided by the Participation Rate). The risk of loss is estimated using the value of this hypothetical option.

•	For Dual Direction Segments, the net amount of the At-the-Money Call Option less the value of the Out-of-the Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment in an up market as limited by the Growth Cap Rate.

Out-of-the-Money Binary Put Option (strike price equals the index value at Segment inception decreased by the Segment Buffer divided by the Participation Rate). The risk of loss in a down market in excess of the Segment Buffer is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index value at Segment inception decreased by the Segment Buffer divided by the Participation Rate). Dual Direction Segments use two of these options. For Dual Direction Segments, the risk of loss is estimated using the value of this hypothetical option.

•	For Dual Direction Segments, the net amount of the At-the-Money Put Option less the value of one of the Out-of the-Money Put Options is an estimate of the market value of the possibility of gain at the end of the Segment in a down market limited by the Buffer.

•	For Dual Direction Segments, the other Out-of-the-Money Put Option combined with the Out-of-the-Money Binary Put Option is an estimate of the market value of the possibility of loss at the end of the Segment in a down market in excess of the Segment Buffer.

•

It is important to note that the Out-of-the-Money put option value and binary put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the Early Distribution than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

Detailed Descriptions of Specific Inputs to the Calculation

(1) Fair Value of Hypothetical Fixed Instruments. The Fair Value of Hypothetical Fixed Instruments is defined as its present value, as expressed in the following formula: (Segment Account Value)/(1 + rate)(time to maturity)

The time to maturity is expressed as a fraction, in which the numerator is the number of days remaining in the Segment Term and the denominator is the number of days in the Segment Term for that Segment.

The investment rate, denoted “rate” in the formula above, will seek to approximate the bond yields considered appropriate for this product.

The Fair Value of Hypothetical Fixed Instruments will be updated for changes in this investment rate on a daily basis throughout the Segment Term.

To illustrate this, consider the hypothetical examples of Segment Interim Values shown later in this Appendix. The Fair Value of Hypothetical Fixed Instruments per $1,000 of Initial Segment Account Value three months after the Segment Start Date is shown in these examples as $991.44. This hypothetical value is calculated based on the above formula and a hypothetical investment rate on that day of 1.1524% per annum, as follows:

time to maturity = (number of days remaining in the Segment Term)/(number of days in the Segment Term)=(360 – 90)/360=0.75, where for simplicity we are assuming a 360-day year for this example Fair Value of Hypothetical Fixed Instruments = $1,000/1.011524.75 = $991.44.

One day later, if the investment rate were still equal to 1.1524% per annum, the Fair Value of Hypothetical Fixed Instruments per $1,000 of Initial Segment Account Value would be recalculated as follows:

time to maturity = (number of days remaining in the Segment Term)/(number of days in the Segment Term)=(360 – 91)/360=0.74722.

Fair Value of Hypothetical Fixed Instruments = $1,000/1.011524.74722 = $991.47.

However, if rather than remaining constant at 1.1524% one day later, the investment rate increased by 0.25% to 1.1524% + 0.25% = 1.4024%, the Fair Value of Hypothetical Fixed Instruments per $1,000 of Initial Segment Account Value would be recalculated as follows:

Fair Value of Hypothetical Fixed Instruments = $1,000/1.014024.74722 = $989.65.

On the other hand, if rather than remaining constant at 1.1524% one day later, the investment rate decreased by 0.25% to 0.9024%%, the Fair Value of Hypothetical Fixed Instruments per $1,000 of Initial Segment Account Value would be recalculated as follows:

Fair Value of Hypothetical Fixed Instruments = $1,000/1.009024.74722 = $993.31.

(2) Fair Value of Hypothetical Derivatives. We utilize a fair market value methodology to determine the Fair Value of Hypothetical Derivatives.

For each Standard Segment, we designate and value three hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Standard Segments, these are: (1) the At-the-Money Call Option, (2) the Out-of-the-Money Call Option and (3) the Out-of-the-Money Put Option. At Segment maturity, the Put Option is designed to value the loss below the Segment Buffer, while the call options are designed to provide gains up to the Growth Cap Rate. These options are described in more detail below.

For each Dual Direction Segment, we designate and value several hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Dual Direction Segments, these are: (1) the At-the-Money Call Option, (2) Out-of-the-Money Call Option, (3) At-the-Money Put Option, (4) two Out-of-the-Money Put Options and (5) Out-of-the-Money Binary Put Option. At Segment maturity, these hypothetical options are designated to value gains up to the Growth Cap Rate in an up market and down to the Segment Buffer in a down market, as well as, value losses below the Segment Buffer.

For each Step Up Segment, we designate and value two hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Step Up Segments, these are: (1) the At-the-Money Binary Call Option and (2) the Out-of-the-Money Put Option. At Segment maturity, the binary call option is designed to provide gains equal to the Growth Cap Rate while the put option is designed to value the loss below the Segment Buffer.

In addition to the inputs discussed above, the Fair Value of Hypothetical Derivatives is also affected by the time remaining until the Segment Maturity Date. More information about the designated hypothetical options is set forth below:

For Standard Segments, the estimated current value of Derivatives is equal to (1) minus (2) minus (4), as defined below.

For Dual Direction Segments, the estimated current value of Derivatives is equal to (1) minus (2) plus (3) minus (4) minus (5), as defined below.

(1)

At-the-Money Call Option: This is an option to buy a position in the relevant Index equal to the Segment Account Value on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Term, the fair value of the At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Account Value on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Account Value.

(2)

Out-of-the-Money Call Option: This is an option to buy a position in the relevant Index equal to the Segment Account Value on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Growth Cap Rate. At any time during the Segment Term, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Account Value equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Growth Cap Rate, multiplied by the Segment Account Value. The value of this option is used to offset the value of the At-the-Money Call Option, thus recognizing in the Segment Interim Value a ceiling on gains at Segment maturity imposed by the Growth Cap Rate.

(3)

At-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Account Value on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Term, the fair value of the At-the-Money Put Option represents the market value of the potential to receive an amount equal to the negative return of the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Account Value.

(4)

Out-of-the-Money Put Option (Dual Direction Segments use two of these options): This is an option to sell a position in the relevant Index equal to the Segment Account Value on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Term, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Account Value. The value of one Out-of-the-Money Put option is used to off-set the value of the At-the-Money Put Option, and the value of the other Out-of-the-Money Put Option is used to value the potential losses that may be incurred in excess of the Segment Buffer at Segment maturity.

(5)

Out-of-the-Money Binary Put Option: This is a requirement to pay the absolute value of the Segment Buffer multiplied by the Segment Account Value on the scheduled Segment Maturity Date, if the index price is lower than the index price on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Term, the fair value of the Out-of-the-Money Binary Put Option represents the market value of the potential to receive the absolute value of the Segment Buffer multiplied by the Segment Account Value on the Segment Maturity Date.

For Step Up Segments, the estimated current value of Derivatives is equal to (1) minus (2), as defined below.

(1)

At-the-Money Binary Call Option: This is an option to receive the Growth Cap Rate on the scheduled Segment Maturity Date, if the index price is at or higher than the index price on the Segment Start Date. At any time during the Segment Term, the fair value of the At-the-Money Binary Call Option represents the market value of the potential to receive the Growth Cap Rate on the Segment Maturity Date, multiplied by the Segment Account Value.

(2)

Out-of-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Account Value on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Term, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Account Value. The value of this option reduces the Segment Interim Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment maturity.

We determine the fair value of each of the applicable designated hypothetical options for a Standard Segment, Step Up Segment or Dual Direction Segment using a market standard model for valuing a European option on the Index, assuming a continuous dividend yield or net convenience value, with inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives prior to Segment maturity (e.g., the estimated ask price). If we did not take into account the estimated exit price, your Segment Interim Value would be greater. In addition, the estimated fair value price used in the Segment Interim Value calculation may vary higher or lower from other estimated prices and from what the actual selling price of identical derivatives would be at any time during each Segment. If our estimated price is lower than the price under other fair market estimates or for actual transactions, then your Segment Interim Value will be less than if we used those other prices when calculating your Segment Interim Value. Any variance between our estimated price and other estimated or actual prices may be different from Indexed Option to Indexed Option and may also change from day to day. Each hypothetical option has a notional value on the Segment Start Date equal to the Segment Account Value on that date. The notional value is the price of the underlying Index at the inception of the Segment. In the event that a number of options, or a fractional number of options, are being valued, the notional value would be the number of hypothetical options multiplied by the price of the Index at inception.

We use the following model inputs:

(1)

Implied Volatility of the Index — This input varies with (i) how much time remains until the Segment Maturity Date of the Segment, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the Index at the time of the calculation. This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given Early Distribution are generally not available, because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to correspond precisely to the Segment Maturity Date and moneyness of the designated option that we use for purposes of the calculation.

Accordingly, we use the following method to estimate the implied volatility of the Index. We use daily quotes of implied volatility from independent third-parties using the model described above and based on the market prices for certain options. Specifically, implied volatility quotes are obtained for options with the closest maturities above and below the actual time remaining in the Segment at the time of the calculation and, for each maturity, for those options having the closest moneyness value above and below the actual moneyness of the designated option, given the level of the Index at the time of the calculation. In calculating the Segment Interim Value, we will derive a volatility input for your Segment’s time to maturity and strike price by linearly interpolating between the implied volatility quotes that are based on the actual adjacent maturities and moneyness values described above, as follows:

(a)

We first determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity shorter than your Segment’s remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of options having the times to the applicable maturity that are above and below the moneyness value of the hypothetical option.

(b)

We then determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity longer than your Segment’s remaining time to the applicable maturity. This volatility is derived by linearly interpolating between the implied volatilities of options having the times to maturity that are above and below the moneyness value of the designated option.

(c)	The volatility input for your Segment’s time to maturity will then be determined by linearly interpolating between the volatilities derived in steps (a) and (b).

(2)

Swap Rate — We use key derivative swap rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Swap rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early distribution. We use linear interpolation to derive the exact remaining duration rate needed as the input.

(3)

Index Dividend Yield — On a daily basis, we use the projected annual dividend yield across the entire Index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.

Generally, a put option has an inverse relationship with its underlying Index, while a call option has a direct relationship. In addition to the inputs discussed above, the Fair Value of Derivatives is also affected by the time to the Segment Maturity Date.

The following hypothetical examples show the impact of the Segment Interim Value calculation.

Segment Interim Value – Standard Segments

Assumptions	1-Year Segment	1-Year Segment
Segment Term (in months)	12	12
Valuation Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Participation Rate	100%	100%
Growth Cap Rate	15%	15%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($302.21)	($300.44)
Segment Interim Value (sum of above)	$689.23	$969.70

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($48.98)	($34.79)
Segment Interim Value (sum of above)	$942.46	$962.35

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$73.17	$89.73
Segment Interim Value (sum of above)	$1,064.62	$1,086.87

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$144.11	$149.73
Segment Interim Value (sum of above)	$1,135.55	$1,146.87

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

1.	Implied volatilities are assumed to be 22.5% for out-of-the-money put options, 19% for at-the-money call options, and 16% for out-of-the-money call options.

2.	Annualized swap rate is assumed to be 0.09% for all options.

3.	Index dividend yield is assumed to be 0.42% for all options.

Segment Interim Value – Step Up Segments

Assumptions	1-Year Segment	1-Year Segment
Segment Term (in months)	12	12
Valuation Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Participation Rate	100%	100%
Growth Cap Rate	12.5%	12.5%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($41.52)	($24.78)
Segment Interim Value (sum of above)	$949.92	$972.36

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$69.27	$100.94
Segment Interim Value (sum of above)	$1,060.71	$1,098.08

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

1.	Implied volatilities are assumed to be 22.5% for out-of-the-money put options and 19.5% for at-the-money binary call options.

2.	Annualized swap rate is assumed to be 0.09% for all options.

3.	Skewness is assumed to be 0% for binary options.

4.	Index dividend yield is assumed to be 0.42% for all options.

Segment Interim Value – Dual Direction Segments

Assumptions	1-Year Segment	1 Year Segment
Segment Term (in months)	12	12
Value Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Participation Rate	100%	100%
Growth Cap Rate	8.00%	8.00%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($74.21)	($54.72)
Segment Interim Value (sum of above)	$917.24	$942.42

Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($6.25)	$15.22
Segment Interim Value (sum of above)	$985.19	$1,012.36

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$57.09	$70.47
Segment Interim Value (sum of above)	$1,048.53	$1,067.61

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

1.

Implied volatilities are assumed to be 22.5% for out-of-the-money put options, 19% for at-the-money call options, and 16% for out-of-the-money call options, 24% for at-the-money put options, and 22% for out-of-the-money put options.

2.	Annualized swap rate is assumed to be 0.09% for all options.

3.	Skewness is assumed to be 0% for binary options.

4.	Index dividend yield is assumed to be 0.42% for all options.

The following examples show the impact of a partial withdrawal.

Effect of Early Distributions on Segment Interim Value – Standard Segments

Assumptions	1-Year Segment
Segment Term (in months)	12
Valuation Date (months since Segment Start Date)	9
Initial Segment Account Value	$1,000
Segment Buffer	-10%
Participation Rate	100%
Growth Cap Rate	15%
Time to Maturity (in months)	3
Amount Withdrawn	$100

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)

Segment Interim Value(1)	$696.70
Percent Withdrawn(2)	14.35%
New Segment Account Value(3)	$856.47
New Segment Interim Value(4)	$596.70
Early Distribution Adjustment(5)	$43.53

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Segment Interim Value(1)	$962.35
Percent Withdrawn(2)	10.39%
New Segment Account Value(3)	$896.09
New Segment Interim Value(4)	$862.35
Early Distribution Adjustment(5)	$3.91

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(1)	$1,086.87
Percent Withdrawn(2)	9.20%
New Segment Account Value(3)	$907.99
New Segment Interim Value(4)	$986.87
Early Distribution Adjustment(5)	($7.99)

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)

Segment Interim Value(1)	$1,146.87
Percent Withdrawn(2)	8.72%
New Segment Account Value(3)	$912.81
New Segment Interim Value(4)	$1,046.87
Early Distribution Adjustment(5)	($12.81)

Effect of Early Distributions on Segment Interim Value – Step Up Segments

Assumptions	1-Year Segment
Segment Term (in months)	12
Valuation Date (months since Segment Start Date)	9
Initial Segment Account Value	$1,000
Segment Buffer	-10%
Participation Rate	100%
Growth Cap Rate	12.5%
Time to Maturity (in months)	3
Amount Withdrawn	$100

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Segment Interim Value(1)	$972.36
Percent Withdrawn(2)	10.28%
New Segment Account Value(3)	$897.16
New Segment Interim Value(4)	$872.36
Early Distribution Adjustment(5)	$2.84

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(1)	$1,098.08
Percent Withdrawn(2)	9.11%
New Segment Account Value(3)	$908.93
New Segment Interim Value(4)	$998.08
Early Distribution Adjustment(5)	($8.93)

Effect of Early Distributions on Segment Interim Value – Dual Direction Segments

Assumptions	1-Year Segment	1 Year Segment
Segment Term (in months)	12	12
Valuation Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Participation Rate	100%	100%
Growth Cap Rate	8.00%	8.00%
Time to Maturity (in months)	9	3
Amount Withdrawn	$100	$100

Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)

Segment Interim Value(1)	$917.24	$942.42
Percent Withdrawn(2)	10.90%	10.61%
New Segment Account Value(3)	$890.98	$893.89
New Segment Interim Value(4)	$817.24	$842.42
Early Distribution Adjustment(5)	$9.02	$6.11

Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)

Segment Interim Value(1)	$985.19	$1,012.36
Percent Withdrawn(2)	10.15%	9.88%
New Segment Account Value(3)	$898.50	$901.22
New Segment Interim Value(4)	$885.19	$912.36
Early Distribution Adjustment(5)	$1.50	($1.22)

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(1)	$1,048.53	$1,067.61
Percent Withdrawn(2)	9.54%	9.37%
New Segment Account Value(3)	$904.63	$906.33
New Segment Interim Value(4)	$948.53	$967.61
Early Distribution Adjustment(5)	($4.63)	($6.33)

(1)	Segment Interim Value immediately before withdrawal.

(2)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.

(3)	New Segment Account Value is equal to the Initial Segment Account Value ($1,000) multiplied by (1 – Percent Withdrawn).

(4)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Account Value. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

(5)	The EDA is the reduction in the Segment Account minus the reduction in the Segment Interim Value. The EDA may be positive or negative or zero.

The following hypothetical examples show the impact of the Segment Interim Value calculation.

95% Participation Rate

Segment Interim Value – Standard Segments

Assumptions	1-Year Segment	1-Year Segment
Segment Term (in months)	12	12
Valuation Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Growth Cap Rate	15%	15%
Participation Rate	95%	95%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($282.18)	($280.42)
Segment Interim Value (sum of above)	$709.27	$716.72

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($43.62)	($30.47)
Segment Interim Value (sum of above)	$947.82	$966.67

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$72.88	$87.38
Segment Interim Value (sum of above)	$1,064.33	$1,084.52

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$143.76	$149.68
Segment Interim Value (sum of above)	$1,135.20	$1,146.82

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

1.	Implied volatilities are assumed to be 22.5% for out-of-the-money put options, 19% for at-the-money call options, and 16% for out-of-the-money call options.

2.	Annualized swap rate is assumed to be 0.09% for all options.

3.	Index dividend yield is assumed to be 0.42% for all options.

4.	Investment Rate is assumed to be 1.1524% for all options.

Segment Interim Value – Step Up Segments

Assumptions	1-Year Segment	1-Year Segment
Segment Term (in months)	12	12
Valuation Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Growth Cap Rate	12.5%	12.5%
Participation Rate	95.0%	95.0%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($35.29)	($20.17)
Segment Interim Value (sum of above)	$956.15	$976.97

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$70.92	$101.23
Segment Interim Value (sum of above)	$1,062.36	$1,098.37

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

1.	Implied volatilities are assumed to be 22.5% for out-of-the-money put options and 19.5% for at-the-money binary call options.

2.	Annualized swap rate is assumed to be 0.09% for all options.

3.	Skewness is assumed to be 0% for binary options.

4.	Index dividend yield is assumed to be 0.42% for all options.

5.	Investment Rate is assumed to be 1.1524% for all options.

Segment Interim Value – Dual Direction Segments

Assumptions	1-Year Segment	1 Year Segment
Segment Term (in months)	12	12
Value Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Growth Cap Rate	8.00%	8.00%
Participation Rate	95%	95%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($66.01)	($46.68)
Segment Interim Value (sum of above)	$925.44	$950.46

Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	($2.00)	$18.18
Segment Interim Value (sum of above)	$989.44	$1,015.32

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$991.44	$997.14
Fair Value of Hypothetical Derivatives	$57.94	$69.83
Segment Interim Value (sum of above)	$1,049.38	$1,066.97

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

1.

Implied volatilities are assumed to be 22.5% for out-of-the-money put options, 19% for at-the-money call options, and 16% for out-of-the-money call options, 24% for at-the-money put options, and 22% for out-of-the-money put options.

2.	Annualized swap rate is assumed to be 0.09% for all options.

3.	Skewness is assumed to be 0% for binary options.

4.	Index dividend yield is assumed to be 0.42% for all options.

5.	Investment Rate is assumed to be 1.1524% for all options.

The following examples show the impact of a partial withdrawal.

Effect of Early Distributions on Segment Interim Value – Standard Segments

Assumptions	1-Year Segment
Segment Term (in months)	12
Valuation Date (Months since Segment Start Date)	9
Initial Segment Account Value	$1,000
Segment Buffer	-10%
Growth Cap Rate	15%
Participation Rate	95%
Time to Maturity (in months)	3
Amount Withdrawn	$100

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)

Segment Interim Value(1)	$716.72
Percent Withdrawn(2)	13.95%
New Segment Account Value(3)	$860.48
New Segment Interim Value(4)	$616.72
Early Distribution Adjustment(5)	$39.52

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Segment Interim Value(1)	$966.67
Percent Withdrawn(2)	10.34%
New Segment Account Value(3)	$896.55
New Segment Interim Value(4)	$866.67
Early Distribution Adjustment(5)	$3.45

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(1)	$1,084.52
Percent Withdrawn(2)	9.22%
New Segment Account Value(3)	$907.79
New Segment Interim Value(4)	$984.52
Early Distribution Adjustment(5)	($7.79)

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)

Segment Interim Value(1)	$1,146.82
Percent Withdrawn(2)	8.72%
New Segment Account Value(3)	$912.80
New Segment Interim Value(4)	$1,046.82
Early Distribution Adjustment(5)	($12.80)

Effect of Early Distributions on Segment Interim Value – Step Up Segments

Assumptions	1-Year Segment
Segment Term (in months)	12
Valuation Date (Months since Segment Start Date)	9
Initial Segment Account Value	$1,000
Segment Buffer	-10%
Growth Cap Rate	12.5%
Participation Rate	95%
Time to Maturity (in months)	3
Amount Withdrawn	$100

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Segment Interim Value(1)	$976.97
Percent Withdrawn(2)	10.24%
New Segment Account Value(3)	$897.64
New Segment Interim Value(4)	$876.97
Early Distribution Adjustment(5)	$2.36

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(1)	$1,098.37
Percent Withdrawn(2)	9.10%
New Segment Account Value(3)	$908.96
New Segment Interim Value(4)	$998.37
Early Distribution Adjustment(5)	($8.96)

Effect of Early Distributions on Segment Interim Value – Dual Direction Segments

Assumption	1-Year Segment	1 Year Segment
Segment Term (in months)	12	12
Value Date (months since Segment Start Date)	3	9
Initial Segment Account Value	$1,000	$1,000
Segment Buffer	-10%	-10%
Growth Cap Rate	8.00%	8.00%
Participation Rate	95%	95%
Time to Maturity (in months)	9	3
Amount Withdrawn	$100	$100

Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)

Segment Interim Value(1)	$925.44	$950.46
Percent Withdrawn(2)	10.81%	10.52%
New Segment Account Value(3)	$891.94	$894.79
New Segment Interim Value(4)	$825.44	$850.46
Early Distribution Adjustment(5)	$8.06	$5.21

Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)

Segment Interim Value(1)	$989.44	$1,015.32
Percent Withdrawn(2)	10.11%	9.85%
New Segment Account Value(3)	$898.93	$901.51
New Segment Interim Value(4)	$889.44	$915.32
Early Distribution Adjustment(5)	$1.07	($1.51)

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(1)	$1,049.38	$1,066.97
Percent Withdrawn(2)	9.53%	9.37%
New Segment Account Value(3)	$904.71	$906.28
New Segment Interim Value(4)	$949.38	$966.97
Early Distribution Adjustment(5)	($4.71)	($6.28)

(1)	Segment Interim Value immediately before withdrawal.

(2)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.

(3)	New Segment Account Value is equal to the Initial Segment Account Value ($1,000) multiplied by (1 – Percent Withdrawn).

(4)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Account Value. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

(5)	The EDA is the reduction in the Segment Account minus the reduction in the Segment Interim Value. The EDA may be positive or negative or zero.

Appendix: Index Publishers

The Market Stabilizer Option II (“MSO”) tracks certain Securities Indices and Index Funds that are published by third parties. The Company uses these Securities Indices and Index Funds under license from the Indices’ and Index Funds respective publishers. The following information about the Indices and Index Funds is included in this Prospectus in accordance with the Company’s license agreements with the publishers of the Indices and Index Funds:

S&P Dow Jones Indices LLC requires that the following disclaimer be included in the Prospectus:

The S&P 500 Price Return Index (the “Index”) is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by the Company. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the Company. The MSO contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the MSO or any member of the public regarding the advisability of investing in securities generally or in the MSO particularly or the ability of the Indexes to track general market performance. S&P Dow Jones Indices’ only relationship to the Company with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The Indexes are determined, composed and calculated by S&P Dow Jones Indices without regard to the Company or the MSO. S&P Dow Jones Indices have no obligation to take the needs of the Company or the owners of the MSO into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the MSO or the timing of the issuance or sale of such contract or in the determination or calculation of the equation by which such contract is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Company’s products. There is no assurance that investment products based on the Indexes will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE MSO, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The name “S&P 500 Price Return Index” is a trademark of Standard & Poor’s and has been licensed for use by the Company.

PART II

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM OF EXPENSE	ESTIMATED EXPENSE
Registration fees	$
Federal taxes		N/A
State taxes and fees (based on 50 state average)		N/A
Trustees’ fees		N/A
Transfer agents’ fees		N/A
Printing and filing fees		$50,000	*
Legal fees		N/A
Accounting fees		N/A
Audit fees		$20,000	*
Engineering fees		N/A
Directors and officers insurance premium paid by Registrant		N/A

*	Estimated expense.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of Equitable Financial Life Insurance Company of America provide, in Article VI as follows:

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

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The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.

The directors and officers of Equitable Financial Life Insurance Company of America are insured under policies issued by X.L. Insurance Company, Arch Insurance Company, Sombo (Endurance Specialty Insurance Company), U.S. Specialty Insurance, ACE (Chubb), Chubb Insurance Company, AXIS Insurance Company, Zurich Insurance Company, AWAC (Allied World Assurance Company, Ltd.), Aspen Bermuda XS, CAN, AIG, One Beacon, Nationwide, Berkley, Berkshire, SOMPO, Chubb, Markel and ARGO RE Ltd. The annual limit on such policies is $300 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16. EXHIBITS

Underwriting Agreement.

(1) Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company of America, MONY Securities Corporation, and AXA Distributors, LLC, is incorporated herein by reference to the Registration Statement on Form S-3 (333-177419) filed on October 20, 2011.

(a) Form of the First Amendment dated as of October 1, 2013, to the Whole Distribution Agreement dated as of April 1, 2005, between MONY Life Insurance Company of America and AXA Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-195491) filed on April 19, 2016.

(b) Second Amendment dated as of August 1, 2015 to the Wholesale Distribution Agreement dated as of April 1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-195491) filed on April 19, 2016.

(2) Broker-Dealer and General Agent Sales Agreement between Equitable Distributors, LLC and Broker-Dealer and General Agent, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(3) Wholesale Broker-Dealer Supervisory and Sale Agreement between the Broker-Dealer and Equitable Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(4) Broker General Agent Agreement between Broker General Agent and Equitable Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(a) Amendment to Brokerage General Agent Sales Agreement between Brokerage General Agency and Equitable Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(5) General Agent Sales Agreement dated June 6, 2005, by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(a) First Amendment dated as of August 1, 2006 to General Agent Sales Agreement dated as of August 1, 2006 by and between MONY Life Insurance Company of America and AXA Network, incorporated herein by reference to Exhibit (c)(9) to the Registration Statement on Form N-6 (File No. 333-134304) filed on March 1, 2012.

(b) Second Amendment dated as of April 1, 2008 to General Agent Sales Agreement dated as of April 1, 2008 by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(c) The Fourth Amendment to General Agent Sales Agreement dated as of October 1, 2014 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-251416) filed on March 14, 2022.

(d) Fifth Amendment to General Agent Sales Agreement, dated as of June 1, 2015 by and between MONY LIFE INSURANCE COMPANY OF AMERICA (“MONY America”) and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-6 (File No. 333-207014) on December 23, 2015.

(e) Sixth Amendment to General Agent Sales Agreement, dated as of August 1, 2015, by and between MONY Life Insurance Company of America (“MONY America”), an Arizona life insurance company, and AXA NETWORK, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to Registration Statement on Form N-6 (File No. 333-191149) filed on April 19, 2019.

(f) Seventh Amendment to the General Agent Sales Agreement, dated as of April 1, 2016, is by and between MONY Life Insurance Company of America (“MONY America”), an Arizona life insurance company, and AXA Network, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to Registration Statement (File No. 333-191149) filed on April 19, 2019.

(g) Eighth Amendment to the General Agent Sales Agreement, dated as of November 1, 2019 is by and between MONY Life Insurance Company of America (“MONY America”), an Arizona life insurance company, and AXA Network, LLC, a Delaware limited liability company (“General Agent”), filed to Registration Statement on Form N-6 (File No. 333-229238) filed on April 21, 2021.

(h) Ninth Amendment to the General Agent Sales Agreement, dated as of October 1, 2020 is by and between Equitable Financial Life Insurance Company of America (“EFLOA”), an Arizona life insurance company, and Equitable Network, LLC, a Delaware limited liability company (“General Agent”), filed to Registration Statement on Form N-6 (File No. 333- 229238) filed on April 21, 2021.

(i) Tenth Amendment to General Agent Sales Agreement dated as of September 1, 2021, by and between Equitable Financial Life Insurance Company of America and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-248907) filed on April 22, 2022.

(j) Eleventh Amendment to General Agent Sales Agreement dated as of November 1, 2021, by and between Equitable Financial Life Insurance Company of America and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-248907) filed on April 22, 2022.

(6) Broker-Dealer Distribution and Servicing Agreement, dated June  6, 2005, made by and between MONY Life Insurance Company of America and AXA Advisors, LLC, previously filed with this registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(2) Not Applicable.

(4) Form of policy.

(a) Form of Policy Rider (22-VIOS-3), incorporated herein by reference to Registration Statement (File No. 333-265009) filed on May 17, 2022.

(b) Variable Indexed Options Rider (R22-VIOS), incorporated herein by reference to Registration Statement (File No. 333-265009) filed on May 17, 2022.

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(5) Opinion and consent of counsel, filed herewith.

(8) Not Applicable.

(12) Not Applicable.

(15) Not Applicable.

(23) Consent of independent registered public accounting firm, to be filed by Amendment.

(24) Powers of Attorney, filed herewith.

(25) Not Applicable.

(26) Not Applicable.

(EX-107) Filing Fees Table, filed herewith.

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ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city and State of New York on this 15th day of February, 2024.

Equitable Financial Life Insurance Company of America
(Registrant)

By:	/s/ Alfred Ayensu-Ghartey
Alfred Ayensu-Ghartey
Vice President and Associate General Counsel Equitable Financial Life Insurance Company of America

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Robin Raju	Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*William Eckert	Chief Accounting Officer

*DIRECTORS:

Craig MacKay Charles G.T. Stonehill Bertram Scott	Daniel G. Kaye Francis Hondal Arlene Isaacs-Lowe	Joan Lamm-Tennant George Stansfield Mark Pearson

*By:	/s/ Alfred Ayensu-Ghartey
Alfred Ayensu-Ghartey
Attorney-in-Fact

February 15, 2024